The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

FILED PURSUANT TO RULES 424(b)(5) AND 424(b)(7)
REGISTRATION NO. 333-187336

Subject to Completion
Preliminary Prospectus Supplement dated April 16, 2013

PROSPECTUS SUPPLEMENT
(To prospectus dated April 4, 2013)

$100,000,000

BioScrip, Inc.

Common Stock

We are offering $75,000,000 of our common stock, and the selling stockholders named in this prospectus supplement are offering $25,000,000 of our common stock. We will not receive any proceeds from the sale of shares to be offered by the selling stockholders. Our common stock is traded on The NASDAQ Global Market under the symbol “BIOS.” On April 15, 2013, the last reported sale price of our common stock on The NASDAQ Global Market was $12.76 per share.

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page S-6 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public Offering Price	$	$
Underwriting Discount	$	$
Proceeds to BioScrip (Before Expenses)	$	$
Proceeds to the Selling Stockholders (Before Expenses)	$	$

Delivery of the shares of common stock is expected to be made on or about            , 2013. The Company and the selling stockholders have each granted the underwriters an option for a period of 30 days to purchase up to an additional $7,500,000 of our common stock.

Joint Book-Running Managers

Jefferies	Morgan Stanley	SunTrust Robinson Humphrey

Co-Managers

Dougherty & Company	Noble Financial Capital Markets

The date of this prospectus supplement is            , 2013.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we and the selling stockholders may sell from time to time the securities described in the accompanying prospectus in one or more offerings, such as this offering. This prospectus supplement provides you with specific information about our common stock that we and the selling stockholders are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, the selling stockholders and other information you should know before investing. Since the accompanying prospectus provides general information about us, some of the information may not apply to this offering. This prospectus supplement describes the specific details regarding the offering and adds to, updates and changes information contained in the accompanying prospectus. To the extent the information in this prospectus supplement is different from that in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” of this prospectus supplement, before investing in our common stock.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and in any related free writing prospectus we prepare or authorize. We have not, and the selling stockholders and the underwriters have not, authorized any other person to provide you with different information. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or an offer to buy, our common stock in any state where the offer or sale is not permitted. The information in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein and therein is complete and accurate only as of their respective dates, but the applicable information may have changed since such respective dates.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of shares of our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. They can be identified by the use of forward-looking words, such as “may,” “will,” “should,” “could,” “would,” “estimate,” “project,” “forecast,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “target,” “providing guidance” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. The forward-looking statements contained in this prospectus supplement reflect our views and assumptions only as of the date of this prospectus supplement. You should not place undue reliance on forward-looking statements. We caution you that these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including the risks identified in this prospectus supplement under “Risk Factors.” Some additional factors that could cause actual results to differ include:

■	unfavorable general economic and market conditions;
■	risks associated with increased government regulation related to the health care and insurance industries in general, and more specifically, home infusion, home health and specialty pharmaceutical distribution organizations;
■	the ability of our home health agencies or pharmacies to comply with the conditions of participation in the Medicare program or Medicare supplier standards;
■	the impact of any new requirements on compounding pharmacies;

S-ii

■	increased competition from our competitors, including competitors with greater resources, which could have the effect of reducing prices and margins and decreasing our ability to grow by acquisition at feasible prices;
■	the sources and amounts of our patient revenue, including the mix of patients and the rates of reimbursement among payors;
■	changes in industry pricing benchmarks, particularly “average wholesale price,” could adversely impact prices we get reimbursed by our customers, including state Medicaid programs, and the associated margins;
■	pharmacy benefit management, or PBM, client demands for enhanced service levels;
■	reductions in federal, state and commercial payor reimbursement;
■	delays or suspensions of federal and state payments for services provided;
■	efforts to reduce healthcare costs;
■	existence of complex laws and regulations relating to our business;
■	the ability to satisfy financial covenants contained in our credit facility;
■	availability of financing on reasonable terms;
■	the ability to hire and retain key employees;
■	network lock-outs and decisions to in-source by health insurers or health systems;
■	the outcome of lawsuits and governmental investigations;
■	unanticipated increases or other changes in our acquisition cost for our products;
■	the significant indebtedness incurred in completing the acquisition of Critical Homecare Solutions Holdings, Inc., or CHS, in March 2010 may limit our ability to execute our business strategy in the future and increase the risk of default under our debt obligations; and
■	other risks referenced from time to time in our filings with the SEC, including in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

NON-GAAP FINANCIAL MEASURES

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), the Company also reports EBITDA, Adjusted EBITDA, Consolidated Adjusted EBITDA, Segment Adjusted EBITDA and Adjusted EPS, which are non-GAAP financial measures. EBITDA, Adjusted EBITDA, Consolidated Adjusted EBITDA, Segment Adjusted EBITDA and Adjusted EPS are not measurements of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of our liquidity. In addition, the Company's definitions of EBITDA, Adjusted EBITDA, Consolidated Adjusted EBITDA, Segment Adjusted EBITDA and Adjusted EPS may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Management believes that these non-GAAP financial measures provide useful supplemental information regarding the performance of our business operations and facilitates comparisons to our historical operating results. For a description of EBITDA, Adjusted EBITDA, Consolidated Adjusted EBITDA, Segment Adjusted EBITDA and Adjusted EPS and a full reconciliation of EBITDA, Adjusted EBITDA, Consolidated Adjusted EBITDA, Segment Adjusted EBITDA and Adjusted EPS to the most comparable GAAP financial measures, please see the applicable documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The information below is a summary of the more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read carefully the following summary together with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference into those documents, including the “Risk Factors” section beginning on page S-6 of this prospectus supplement and the “Risk Factors” section in the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in the other reports that we file with the SEC. This summary is not complete and does not contain all of the information you should consider when making your investment decision.

In this prospectus supplement, unless the context requires otherwise, references to “BioScrip,” the “Company,” “we,” “us” or “our” refer to BioScrip, Inc. All references to the “selling stockholders” in this prospectus supplement refer to Kohlberg Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg Offshore Investors V, L.P., Kohlberg TE Investors V, L.P., KOCO Investors V, L.P. (collectively, the “Kohlberg Funds”). When we refer to our operations or results “on a pro forma basis,” we mean the statement is made as if each of the listed acquisitions had been completed as of the date stated or as of the beginning of the period referenced.

Our Company

Overview

We are a national provider of home infusion and other home healthcare services that partners with patients, physicians, hospitals, healthcare payors and pharmaceutical manufacturers to provide clinical management solutions and the delivery of cost-effective access to prescription medications and home healthcare services. Our services are designed to improve clinical outcomes to patients with chronic and acute healthcare conditions while controlling overall healthcare costs.

Our platform provides nationwide service capabilities and the ability to deliver clinical management services that offer patients a high-touch, home-based and community-based care environment. Our core services are provided in coordination with, and under the direction of the patients’ physicians. Our infusion and home health professionals, including pharmacists, nurses, dieticians, respiratory therapists and physical therapists, work with physicians to develop a plan of care suited to our patients’ specific needs. Whether in the home, physician office, ambulatory infusion center or other alternate site of care, we provide products, services and condition-specific clinical management programs, often tailored to improve the care of individuals with complex health conditions such as cancer, multiple sclerosis, organ transplants, bleeding disorders, rheumatoid arthritis, immune deficiencies and congestive heart failure.

Our Segments

In 2012, we sold certain assets, rights and properties relating to our traditional and specialty pharmacy mail and community retail pharmacy store operations to Walgreen Co. As a result of this transaction, we reevaluated our operating and reportable segments, changing from “Infusion/Home Health Services” and “Pharmacy Services” to our new operating and reportable segments: “Infusion Services,” “Home Health Services” and “PBM Services.” These three new operating and reportable segments reflect how our chief operating decision maker now reviews our results in terms of allocating resources and assessing performance.

Infusion Services

Our Infusion Services segment provides services consisting of home infusion therapy, respiratory therapy and the provision of durable medical equipment products and services. Infusion services include the dispensing and administering of infusion-based drugs, which typically require additional nursing and clinical management services, equipment to administer the correct dosage and patient training designed to improve patient outcomes. Home infusion services also include the dispensing of certain self-injectible therapies.

Home Health Services

Our Home Health Services segment provides services including the provision of skilled nursing services and therapy visits, private duty nursing services, hospice services, rehabilitation services and medical social services to patients primarily in their home.

PBM Services

Our integrated pharmacy benefit management (“PBM”) services, which include discount card programs, design programs and claims processing to offer customers and patients cost-effective access to pharmacy products and services through network pharmacy providers.

Business Outlook

In the fourth quarter of 2010, we commenced a strategic assessment of our business and operations. The assessment examined our market strengths and opportunities and compared our position to that of our competitors. As a result of the assessment, we focused our growth on investments in the Infusion Services and Home Health Services segments.

Acquisition Strategy

As part of our announced strategy, we are actively pursuing opportunities to expand our business through acquisitions. Our industry sectors are extremely fragmented and consist of many different sized operators, and in that context we regularly explore acquisitions in the ordinary course of our business. As such, the opportunities we are actively pursuing are at various stages and of varying sizes, including some significantly sized businesses. Some of those opportunities may constitute “significant” acquisitions as defined by the SEC's Regulation S-X. We are evaluating, involved in discussions and participating in sale processes, both in the nearer term and the longer term, for potential acquisitions that, in certain cases, could have a material effect on our results of operations and financial condition. There can be no assurances that any of the opportunities we are pursuing will be completed, or that any resulting acquisition will be successful. See “Risk Factors — Our acquisition strategy exposes us to a variety of operational and financial risks.” The following are examples of our acquisition strategy:

■	InfuScience On July 31, 2012, we acquired InfuScience, Inc. (“InfuScience”) for a cash payment of $38.3 million. The purchase price could increase to $41.4 million based on the results of operations during the 24 month period following the closing. InfuScience operates businesses providing alternate site infusion pharmacy services. The acquisition has added five infusion centers located in Eagan, Minnesota; Omaha, Nebraska; Chantilly, Virginia; Charleston, South Carolina; and Savannah, Georgia.
■	HomeChoice On February 1, 2013, we acquired all of the issued and outstanding equity of HomeChoice Partners, Inc., a Delaware corporation (“HomeChoice”), a provider of alternate-site infusion pharmacy services. Headquartered in Norfolk, Virginia, HomeChoice services approximately 15,000 patients annually and has 14 infusion pharmacy locations in Pennsylvania, Washington, DC, Maryland, Virginia, North Carolina, South Carolina, Georgia, Missouri, and Alabama. The purchase price was $70 million, subject to adjustment based in part on the net working capital of HomeChoice at closing. The purchase price may also be increased in an amount up to $20 million if HomeChoice reaches certain performance milestones in the two years following the closing. We funded this acquisition with a combination of cash on hand and borrowing under our revolving credit facility.

Our Senior Notes

On April 1, 2013, our 10¼% senior unsecured notes due 2015 became redeemable pursuant to the terms of the indenture related to such notes.

We intend to refinance our existing indebtedness with the proceeds of a new senior secured credit facility, including a revolving credit facility and a term loan, in an approximate aggregate principal amount of $325 million. We have entered into a best efforts commitment with respect to such credit facility to be arranged and syndicated by SunTrust Robinson Humphrey, Inc., Jefferies Finance LLC and Morgan Stanley Senior Credit Funding, Inc. The proceeds of such credit facility will be used by us to refinance our existing asset-based revolving credit facility, to redeem our outstanding 10¼% senior unsecured notes and to otherwise support our working capital and general corporate needs.

Our Strengths

Our company has a number of competitive strengths, including:

We Have a Local Competitive Market Position within our National Platform and Infrastructure

As of December 31, 2012, we had a total of 81 locations in 24 states, encompassing 32 home nursing locations and 49 home infusion locations, including two contract affiliated infusion pharmacies. Our model combines local presence with comprehensive clinical programs for multiple therapies and specific delivery technologies (injectable and infusible). We also have the capabilities and payor relationships to distribute pharmaceuticals to all 50 states. We have more than 1,000 Managed Care Organizations (“MCO”) relationships. We believe MCOs generally favor fully integrated vendors that can provide high-touch pharmacy solutions to their patients. We believe we are one of a limited number of pharmacy and home health services providers that can offer a truly national, integrated and comprehensive approach to managing a patient’s chronic or acute conditions on behalf of his or her MCO.

Diversified Payor Base

We provide prescription drugs, infusion, home health and clinical management services to a broad range of commercial and governmental payors. One payor accounted for 18% of consolidated revenue, and Medicare accounted for 14% of consolidated revenue during the year ended December 31, 2012. No other single government payor accounted for more than 4% of combined consolidated revenue.

Effective Care Management Clinical Programs that are Designed to Produce Positive Clinical Outcomes and Reduce Readmissions

Our diversified and comprehensive clinical programs, which span numerous therapeutic areas, are designed to improve patient adherence and retention. Our home infusion business provides traditional infusion therapies for acute conditions with accompanying clinical management and home care. Our infusion product offerings and services are also designed to treat patients with chronic infusion needs. In addition to the long-term treatment associated with these chronic conditions, these conditions require ongoing caregiver counseling and education regarding patient treatment and ongoing monitoring to encourage patients to comply with the prescribed therapy, including programs for enteral and total parenteral nutrition and pediatric infusion.

Our Centers of Excellence focus interdisciplinary teams on providing clinical excellence with outstanding personal service. Externally qualified by a panel of leading industry experts, the Centers employ evidence-based standards of care, policies, and procedures built on industry-recognized best practices. They are led by specialists with advanced certifications and training who are dedicated to developing, improving, and sustaining clinical services to achieve optimal patient outcomes and exceed the expectations of patients and referral sources.

Our clinical management programs offer a number of multiple disease-state therapy regimens, which provides us opportunities to cross-sell services and technologies. We believe we have earned a positive reputation among all of our stakeholders — patients, physicians, payors and pharmaceutical manufacturers — by providing quality service and favorable clinical outcomes. We believe our platform provides the necessary programs and services for better and more efficient clinical outcomes for our clients.

Our Company

We were incorporated in Delaware in 1996 as MIM Corporation, with our primary business and operations being pharmacy benefit management services. Over the years, we have expanded our service offerings to include home infusion services and home health services which are now the primary drivers of our growth strategy.

We maintain our principal executive offices at 100 Clearbrook Road, Elmsford, New York 10523. Our telephone number there is (914) 460-1600. The address of our website is http://bioscrip.com. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus supplement.

The Offering

Common stock offered by us
$75,000,000
Common stock offered by the selling stockholders
$25,000,000
Common stock outstanding after this offering
shares
Underwriters’ option
The Company and the selling stockholders have each granted the underwriters an option to purchase up to an additional $7,500,000 of our common stock. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.
Use of proceeds
We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $ million. We intend to use the net proceeds from the sale of common stock by us in this offering for general corporate purposes, which may include, among other things, financing our growth, both organically and through acquisitions, investments, capital expenditures, repurchases of our outstanding debt or equity securities, debt servicing requirements or redemption of our short-term or long-term borrowings, or for other working capital requirements. Until we apply the net proceeds from a sale of securities to their intended purposes, we may temporarily invest the net proceeds in short-term marketable securities.
We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.
Risk factors
You should carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement, in the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in the other reports that we file with the SEC, which are incorporated by reference in this prospectus supplement, before making any decision to invest in our common stock.
The NASDAQ Global Market Symbol
“BIOS”

Unless otherwise indicated, all information in this prospectus supplement relating to the number of shares of our common stock outstanding immediately after the closing of this offering is based on 57,113,126 shares outstanding as of April 5, 2013, and excludes:

■	2,380,534 shares issuable upon exercise of stock options outstanding as of April 5, 2013 at a weighted average exercise price of $5.59 per share;
■	320,000 shares issuable upon the vesting of restricted stock awards outstanding as of April 5, 2013;
■	an aggregate of 2,056,487 shares reserved for future grants under our Amended and Restated 2008 Equity Incentive Plan and the BioScrip/CHS 2006 Equity Incentive Plan as of April 5, 2013;

■	330,000 shares relating to cash-based phantom stock appreciation rights outstanding as of April 5, 2013 at a weighted average price of $6.73 per share; and
■	warrants held by the selling stockholders and certain of the previous owners of Critical Homecare Solutions Holdings, Inc. (“CHS”) to acquire up to an aggregate of 3,004,887 shares of the Company’s common stock at a weighted average exercise price of $10.00 per share and 796,639 shares of common stock held in escrow to satisfy the indemnification obligations of the selling stockholders and certain of the previous owners of CHS in connection with the acquisition of CHS by the Company in March 2010.

RISK FACTORS

Investing in our common stock involves risks. Before making an investment in our common stock, you should carefully consider, among other factors, the risks described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement. Please see “Cautionary Statement Regarding Forward-Looking Information” on page S-ii of this prospectus supplement. Please also see “Risk Factors” and “Special Note Regarding Forward-Looking Statements” beginning on page 3 of the accompanying prospectus and the risks described in the documents incorporated by reference in this prospectus supplement, including those identified under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The risks described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement are not the only ones we face. Additional risks not presently known or that we currently deem immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. You should consult your own financial and legal advisors as to the risks entailed by an investment in these shares and the suitability of investing in such shares in light of your particular circumstances. Our business, financial condition and results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our common stock could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

Risks Related to Our Business

The continuing economic pressures relating to the downturn in the economy could adversely affect our business and consolidated financial statements.

Medicare and other federal and state payors account for a significant portion of our revenues. During economic downturns and periods of stagnant or slow economic growth, federal and state budgets are typically negatively affected, resulting in reduced reimbursements or delayed payments by the federal and state government health care coverage programs in which we participate, including Medicare, Medicaid and other federal or state assistance plans. Also, a reduction in state Medicaid reimbursement rates could be imposed upon us through amendments to contracts previously negotiated with the government and could adversely affect our revenues and financial results. Government programs could also slow or temporarily suspend payments on Medicaid obligations, negatively impacting our cash flow and increase our working capital needs and interest payments. We have seen, and believe we will continue to see, Medicare and state Medicaid programs institute measures aimed at controlling spending growth, including reductions in reimbursement rates.

Higher unemployment rates and significant employment layoffs and downsizings may lead to lower numbers of patients enrolled in employer-provided plans. The adverse economic conditions could also cause employers to stop offering, or limit, healthcare coverage, or modify program designs, shifting more costs to the individual and exposing us to greater credit risk from patients or the discontinuance of drug therapy compliance.

Existing and new government legislative and regulatory action could adversely affect our business and financial results.

Our business is subject to numerous federal, state and local laws and regulations. See “Business — Government Regulation” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated by reference into this prospectus supplement. Changes in these regulations may require extensive changes to our systems and operations that may be difficult to implement. Untimely compliance or noncompliance with applicable laws and regulations could adversely affect the continued operation of our business, including, but not limited to: imposition of civil or criminal penalties; suspension of payments from government programs; loss of required government certifications or approvals; suspension of authorizations to participate in or exclusion from government reimbursement programs; or loss of licensure. Reduction in reimbursement by Medicare, Medicaid and other governmental payors could adversely affect our business. The regulations to which we are subject include, but are not limited to, Anti-Kickback laws; Federal and state laws prohibiting self-referrals or “Stark laws”; Health Insurance Portability and Accountability Act (HIPAA); False Claims Act; Civil Monetary Penalties Act; regulations of the U.S. Food and

Drug Administration (FDA), U.S. Federal Trade Commission, and the U.S. Drug Enforcement Administration, and regulations of various state regulatory authorities. In that regard, our business and consolidated financial statements could be affected by one or more of the following:

■	Federal and state laws and regulations governing the purchase, distribution, management, compounding, dispensing and reimbursement of prescription drugs and related services;
■	FDA and/or state regulation affecting the pharmacy or PBM industries;
■	rules and regulations issued pursuant to HIPAA and the Health Information Technology for Economic and Clinical Health Act (HITECH); and other federal and state laws affecting the use, disclosure and transmission of health information, such as state security breach notification laws and state laws limiting the use and disclosure of prescriber information;
■	administration of Medicare and state Medicaid programs, including legislative changes and/or rulemaking and interpretation;
■	state laws and regulations establishing or changing prompt payment requirements for payments to pharmacies and home health agencies;
■	government regulation of the development, administration, review and updating of formularies and drug lists;
■	managed care reform and plan design legislation; and
■	federal or state laws governing our relationships with physicians or others in a position to refer to us.

If any of our home health agencies or pharmacies fail to comply with the conditions of participation in the Medicare program or Medicare supplier standards that home health agency or pharmacy could be suspended or disbarred from Federal healthcare programs, including Medicaid and Medicare, which could adversely affect our consolidated financial statements.

For the year ended December 31, 2012, Medicare accounted for 14% of our consolidated revenue. Our home health agencies and pharmacies must comply with the extensive conditions of participation in the Medicare program. These conditions vary depending on the type of facility, but, in general, require our facilities to meet specified standards relating to licensure, personnel, patient rights, patient care, patient records, physical site, administrative reporting and legal compliance. If an agency or pharmacy fails to meet any of the Medicare conditions of participation or supplier standards, as applicable, that agency or pharmacy could be terminated from the Medicare program. We respond in the ordinary course to deficiency notices issued by state surveyors, and none of our pharmacies or agencies has ever been terminated from the Medicare program for failure to comply with the conditions of participation or supplier standards, as applicable. Any termination of one or more of our agencies or pharmacies from the Medicare program for failure to satisfy the Medicare conditions of participation or supplier standards, as applicable, could adversely affect our consolidated financial statements.

Our acquisition strategy exposes us to a variety of operational and financial risks.

A principal element of our business strategy is to grow by acquiring other companies and assets in the home infusion and complementary businesses. Growth, especially rapid growth, through acquisitions exposes us to a variety of operational and financial risks. We summarize the most significant of these risks below.

Integration risks.  We must integrate our acquisitions with our existing operations. This process includes the integration of the various components of our business (including the following) and of the businesses we have acquired or may do so in the future:

■	health care professionals and employees who are not familiar with our operations;
■	clients who may terminate their relationships with us;
■	key employees who may seek employment elsewhere;

■	patients who may elect to switch to another health care provider;
■	regulatory compliance programs; and
■	disparate operating, information and record keeping systems and technology platforms.

Integrating an acquisition could be expensive and time consuming and could disrupt our ongoing business, negatively affect cash flow and distract management and other key personnel from day-to-day operations.

We may not be able to combine successfully the operations of recently acquired companies with our operations, and, even if such integration is accomplished, we may never realize the potential benefits of the acquisition. The integration of acquisitions requires significant attention from management, may impose substantial demands on our operations or other projects and may impose challenges on the combined business including, but not limited to, consistencies in business standards, procedures, policies and business cultures. If we fail to complete ongoing integration efforts, we may never fully realize the potential benefits of the related acquisitions.

Benefits may not materialize.  When evaluating potential acquisition targets, we identify potential synergies and cost savings that we expect to realize upon the successful completion of the acquisition and the integration of the related operations. We may, however, be unable to achieve or may otherwise never realize the expected benefits. Our ability to realize the expected benefits from improvements to companies we acquire are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control, such as changes to government regulation governing or otherwise impacting our industry, reductions in reimbursement rates from third party payors, reductions in service levels under our contracts, operating difficulties, client preferences, changes in competition and general economic or industry conditions. If we are unsuccessful in implementing these improvements or if we do not achieve our expected results, it may adversely impact our results of operations.

Assumptions of unknown liabilities. Companies that we acquire may have unknown or contingent liabilities, including, but not limited to, liabilities for failure to comply with healthcare laws and regulations. We may incur material liabilities for the past activities of acquired operations. Such liabilities and related legal or other costs and/or resulting damage to our reputation could negatively impact our business through lower-than-expected operating results, charges for impairment of acquired intangible assets or otherwise.

Competing for acquisitions.  We face competition for acquisition candidates primarily from other home infusion and other healthcare companies. Some of our competitors have greater resources than we do. As a result, we may pay more to acquire a target business or may agree to less favorable deal terms than we would have otherwise. Accurately assessing the value of acquisition candidates is often very challenging. Also, suitable acquisitions may not be accomplished due to unfavorable terms.

Further, the cost of an acquisition could result in a dilutive effect on our results of operations, depending on various factors, including the amount paid for in an acquisition, the acquired entities results of operations, the fair value of assets acquired and liabilities assumed, effects of subsequent legislation and limits on rate increases.

Improving financial results.  Some of the operations we have acquired or may acquire in the future may have had significantly lower operating margins than our current operations. If we fail to improve the operating margins of the companies we acquire, operate such companies profitably or effectively integrate the operations of the acquired companies, our results of operations could be negatively impacted.

Strategic investments, relationships and alternatives involve certain risks.

In addition to acquisitions, we intend to investigate and pursue strategic investments, relationships and alternatives. Strategic investments can involve all of the risks of acquisitions, as described above. If these investments are unsuccessful, we may need to incur charges against earnings. We may also pursue a number of strategic relationships. These relationships and others we may enter into in the future may be important to our business and growth prospects. We may not be able to maintain these relationships or develop new strategic alliances.

We also intend to continue to explore strategic alternatives. There is no assurance that we will be able to identify such strategic alternatives to continue to execute our strategy.

We cannot predict the impact of any new requirements on compounding pharmacies.

Compounding pharmacies have come under increasing scrutiny from federal and state governmental agencies. We have been responding to requests for additional information on our practices as we receive them. We believe that our compounding is done in safe environments and we have clinically appropriate policies and procedures in place. We only compound pursuant to a patient specific prescription and do so in compliance with USP 797 standards. We cannot predict the impact of increased scrutiny on or regulation of compounding pharmacies.

Competition in the healthcare industry could reduce profit margins.

The healthcare industry is very competitive. Our competitors include large and well-established companies that may have greater financial, marketing and technological resources than we do. Some of our competitors are under common control with, or owned by, pharmaceutical wholesalers and distributors, managed care organizations, pharmacy benefit managers or retail pharmacy chains and may be better positioned with respect to the cost-effective distribution of pharmaceuticals. In addition, some of our competitors may have secured long-term supply or distribution arrangements for prescription pharmaceuticals necessary to treat certain chronic disease states on price terms substantially more favorable than the terms currently available to us. As a result of such advantageous pricing, we may be less price competitive than some of these competitors with respect to certain pharmaceutical products. Our competitive position could also be adversely affected by any inability to obtain access to new biotech pharmaceutical products.

Changes in the case mix of patients, as well as payor mix and payment methodologies, may have a material adverse effect on our consolidated financial statements.

The sources and amounts of our patient revenue are determined by a number of factors, including the mix of patients and the rates of reimbursement among payors. Changes in the case mix of the patients, payment methodologies or payor mix among private pay, Medicare and Medicaid may significantly affect our consolidated financial statements.

Changes in industry pricing benchmarks could adversely affect our financial performance.

Contracts within our business generally use certain published benchmarks to establish pricing for the reimbursement of prescription medications dispensed by us. These benchmarks include Average Wholesale Price (AWP), Wholesale Acquisition Cost (WAC) and average manufacturer price. Many of our contracts utilize the AWP benchmark. As a part of the settlement of class-action lawsuits brought against First DataBank and Medi-Span, effective September 26, 2009, both companies announced they would cease publication of the AWP pricing benchmarks at the end of 2011. First DataBank ceased publication of the AWP pricing benchmarks on September 28, 2011. Without a suitable pricing benchmark in place, many of our contracts will have to be modified and could potentially change the economic structure of our agreements. As of the date of this prospectus supplement, a viable generally accepted alternative to the AWP benchmark has not been developed by the industry, and Medi-Span has announced they will continue to publish AWP until a new benchmark is widely accepted.

Competitive bidding could reduce our volumes and profitability.

The Medicare Modernization Act authorized a competitive bidding program for determining Medicare reimbursement rates for certain items of durable medical equipment, including enteral nutrients, supplies and equipment, and certain RT/HME products. The Center for Medicare & Medicaid Services (CMS) has the discretion to determine which products will be subject to competitive bidding. The first round of competitive bidding occurred in nine metropolitan areas around the country. The second round of competitive bidding was conducted in 91 additional metropolitan statistical areas. New prices will go into effect in these areas on July 1, 2013. The Patient Protection and Affordable Care Act, or PPACA, and the Health Care and Education

Reconciliation Act of 2010, which amended the PPACA (collectively, the “Health Reform Law”) require that CMS institute competitive bidding or use competitive bidding prices in all areas by January 1, 2016. While there were several implementation delays, the first round became effective on January 1, 2011 and did not have a material impact on our business. It is unclear what, if any, impact the round one re-compete or the second round of bidding will have on our business. Continuing expansion of the program could have a negative impact on our revenue if we are not a successful bidder in many or all of the remaining metropolitan areas.

PBM client demands for enhanced service levels or possible loss or unfavorable modification of contracts with clients or providers could adversely affect our consolidated financial statements.

As our PBM clients face long-term, sustained increases in prescription drug costs, they may demand additional services and enhanced service levels to help mitigate the increase in spending. We operate in a very competitive environment, and we may not be able to increase our fees to compensate for these increased services, which could put pressure on our margins.

Our contracts with PBM clients generally do not have terms longer than three years and, in some cases, may be terminated by the client on relatively short notice, typically 90 days. Our PBM clients generally seek bids from other PBM or specialty providers in advance of the expiration of their contracts. If several of these clients elect not to extend their relationship with us, and we are not successful in generating sales to replace the lost business, our future business and operating results could be materially and adversely affected. In addition, we believe the managed care industry is undergoing substantial consolidation, and another party that is not our client could acquire some of our managed care clients. In such case, there is a risk of contract loss and a loss of the associated revenues and profit.

There are approximately 60,000 retail pharmacies in the United States. All major retail chain pharmacies and a vast majority of independent pharmacies participate in our pharmacy network. The top ten retail pharmacy chains represent approximately 65% of the total number of stores and over 80% of prescriptions filled in our network. Our contracts with retail pharmacies, which are non-exclusive, are generally terminable on relatively short notice. If one or more of the top pharmacy chains elects to terminate its relationship with us, our members’ access to retail pharmacies and our business could be materially and adversely affected. In addition, many large pharmacy chains either own PBMs today, or could attempt to acquire a PBM in the future. Increased ownership of PBMs by retail pharmacy chains could materially and adversely affect our relationships with those pharmacy chains and, accordingly, our consolidated financial statements.

Pending and future litigation could subject us to significant monetary damages and/or require us to change our business practices.

We are subject to risks relating to litigation and other proceedings in connection with our operations, including the dispensing of pharmaceutical products. See “Item 3 — Legal Proceedings” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated by reference into this prospectus supplement, for a description of material proceedings pending against us. While we believe that these suits are without merit and intend to contest them vigorously, we can give no assurance that an adverse outcome in one or more of these suits would not have a material adverse effect on our consolidated results of operations, consolidated financial position and/or consolidated cash flow from operations, or would not require us to make material changes to our business practices. We periodically respond to subpoenas and requests for information from governmental agencies. We confirm that we are not a target or a potential subject of a criminal investigation. We cannot predict with certainty what the outcome of any of the foregoing might be or whether we may in the future become a target or potential target of an investigation or the subject of further inquiries or ultimately settlements with respect to the subject matter of these subpoenas. In addition to potential monetary liability arising from these suits and proceedings, from time to time we incur costs in providing documents to government agencies. Current pending claims and associated costs may be covered by our insurance, but certain other costs are not insured. There can be no assurance that such costs will not increase and/or continue to be material to the Company’s performance in the future.

In addition, as we continue our strategic assessment and cost reduction efforts, there is an increased risk of employment and workers compensation-related litigation and/or administrative claim brought against us. We would defend against any and all such litigation and claims, as appropriate. We do not believe that any one or more such employment and workers compensation related litigation and claims would have a material adverse effect upon us and our consolidated financial statements; however, there can be no assurance that there would not be a material adverse effect on our consolidated financial statements in any particular reporting period.

We may be subject to liability claims for damages and other expenses that are not covered by insurance.

A successful product or professional liability claim in excess of our insurance coverage could harm our consolidated financial statements. Various aspects of our business may subject us to litigation and liability for damages. For example, a prescription drug dispensing error could result in a patient receiving the wrong or incorrect amount of medication, leading to personal injury or death. Our business and consolidated financial statements could suffer if we pay damages or defense costs in connection with a claim that is outside the scope of any applicable contractual indemnity or insurance coverage.

Loss of relationships with one or more pharmaceutical manufacturers and changes in discounts provided by pharmaceutical manufacturers could adversely affect our business and financial results.

We have contractual relationships with pharmaceutical manufacturers that provide discounts on certain drugs dispensed from our pharmacies, and pay service fees for other programs and services that we provide. Our business and financial results could be adversely affected if: (i) we were to lose relationships with one or more key pharmaceutical manufacturers; (ii) discounts decline due to changes in available discounts and/or utilization of specified pharmaceutical products by Plan Sponsors and other clients; (iii) legal restrictions are imposed on the ability of pharmaceutical manufacturers to offer rebates, administrative fees or other discounts or to purchase our programs or services; or (iv) pharmaceutical manufacturers choose not to offer rebates, administrative fees or other discounts or to purchase our programs or services.

We purchase a majority of our pharmaceutical products from one vendor and a disruption in our purchasing arrangements could adversely impact our business.

We purchase a majority of our prescription products, subject to certain minimum periodic purchase levels and excluding purchases of therapeutic plasma products, from a single wholesaler, AmerisourceBergen Drug Corporation, or ABDC, pursuant to a prime vendor agreement. The term of this agreement extends until December 2015, subject to extension for up to two additional years. Any significant disruption in our relationship with ABDC, or in ABDC's supply and timely delivery of products to us, would make it difficult and possibly more costly for us to continue to operate our business until we are able to execute a replacement wholesaler agreement. There can be no assurance that we would be able to find a replacement wholesaler on a timely basis or that such wholesaler would be able to fulfill our demands on similar financial terms and service levels. If we are unable to identify a replacement on substantially similar financial terms and/or service levels, our consolidated financial statements may be materially and adversely affected.

A disruption in supply could adversely impact our business.

We also source pharmaceuticals, medical supplies and equipment from other manufacturers, distributors and wholesalers. Most of the pharmaceuticals that we purchase are available from multiple sources, and we believe they are available in sufficient quantities to meet our needs and the needs of our patients. We keep safety stock to ensure continuity of service for reasonable, but limited, periods of time. Should a supply disruption result in the inability to obtain especially high margin drugs and compound components, our consolidated financial statements could be negatively impacted.

Acts of God such as major weather disturbances could disrupt our business.

We operate in a network of prescribers, providers, patients, and facilities that can be negatively impacted by local weather disturbances and other force majeure events. For example, in anticipation of major weather events, patients with impaired health may be moved to alternate sites. After a major weather event, availability of electricity, clean water and transportation can impact our ability to provide service in the home. In addition, acts of God and other force majeure events may cause a reduction in our business or increased costs, such as increased costs in our operations as we incur overtime charges or redirect services to other locations, delays in our ability to work with payors, hospitals, physicians and other strategic partners on new business initiatives, and disruption to referral patterns as patients are moved out of facilities affected by such events or are unable to return to sites of service in the home.

Failure to develop new services may adversely affect our business.

We operate in a highly competitive environment. We develop new services from time to time to assist our clients. If we are unsuccessful in developing innovative services, our ability to attract new clients and retain existing clients may suffer.

Technology is also an important component of our business as we continue to utilize new and better channels to communicate and interact with our clients, members and business partners. If our competitors are more successful than us in employing this technology, our ability to attract new clients, retain existing clients and operate efficiently may suffer.

The success of our business depends on maintaining a well-secured business and technology infrastructure.

We are dependent on our infrastructure, including our information systems, for many aspects of our business operations. A fundamental requirement for our business is the secure storage and transmission of personal health information and other confidential data. Our business and operations may be harmed if we do not maintain our business processes and information systems in a secure manner, and maintain and improve continually the integrity of our confidential information. Although we have developed systems and processes that are designed to protect information against security breaches, failure to protect such information or mitigate any such breaches may adversely affect our operating results. Malfunctions in our business processes, breaches of our information systems or the failure to maintain effective and up-to-date information systems could disrupt our business operations, result in customer and member disputes, damage our reputation, expose us to risk of loss or litigation, result in regulatory violations, increase administrative expenses or lead to other adverse consequences.

Our business is dependent on the services provided by third party information technology vendors.

Our information technology infrastructure includes hosting services provided by third parties. While we believe these third parties are secure, high-performing organizations with customary certifications, they could suffer business interruption which in term could impact our operations negatively.

Our failure to maintain controls and processes over billing and collecting could have a significant negative impact on our consolidated financial statements.

The collection of accounts receivable is a significant challenge, and requires constant focus and involvement by management and ongoing enhancements to information systems and billing center operating procedures. If we are unable to properly bill and collect our accounts receivable, our results could be materially and adversely affected. While management believes that controls and processes are satisfactory, there can be no assurance that accounts receivable collectability will remain at current levels.

The Health Reform Law and its implementation could have a material adverse effect on our business.

The Health Reform Law will result in sweeping changes to the existing U.S. system for the delivery and financing of health care. The details for implementation of many of the requirements under the Health Reform Law will depend on the promulgation of regulations by a number of federal government agencies, including the U.S. Department of Health and Human Services (HHS). It is impossible to predict the outcome of these changes, what many of the final requirements of the Health Reform Law will be, and the net effect of those requirements on us. As such, we cannot predict the impact of the Health Reform Law on our business, operations or financial performance.

Prescription volumes may decline, and our net revenues and profitability may be negatively impacted, when products are withdrawn from the market or when increased safety risk profiles of specific drugs result in utilization decreases.

We dispense significant volumes of prescription medications from our pharmacies. Our dispensing volume is the principal driver of revenue and profitability. When products are withdrawn by manufacturers, or when increased safety risk profiles of specific drugs or classes of drugs result in utilization decreases, physicians may cease writing or reduce the numbers of prescriptions written for these higher-risk drugs. Additionally, negative media reports regarding drugs with higher safety risk profiles may result in reduced consumer demand for such drugs. In cases where there are no acceptable prescription drug equivalents or alternatives for these prescription drugs, our prescription volumes, net revenues, profitability and cash flows may decline.

The loss of a relationship with one or more third party payors or Plan Sponsors could negatively impact our business.

Where we do not have preferred or exclusive arrangements with employers, MCOs, third party administrators and other third party payors (collectively, “Plan Sponsors”), our contracts for reimbursement with Plan Sponsors are often on a perpetual or “evergreen” basis. These evergreen contracts are subject to termination by a Plan Sponsor’s written notice. The required notice varies by contract and is typically 30 to 90 days. Depending on the amount of revenues generated by any single Plan Sponsor or more than one Plan Sponsor in the aggregate, one or more terminations could have a material and adverse effect on our consolidated financial statements. As of the date of this filing, we are unaware of any intention by one or more Plan Sponsors to terminate or not renew agreement(s) with us such that we would experience a material and adverse effect on our consolidated financial statements.

Home infusion joint ventures formed with hospitals could adversely affect our financial results.

The home infusion industry is currently seeing renewed activity in the formation of equity-based infusion joint ventures formed with hospitals. This activity stems, in part, from hospitals seeking to position themselves for new paradigms in the delivery of coordinated healthcare and new methods of payment, including an emerging interdisciplinary care model forming what is being labeled an accountable care organization (ACO). These organizations are encouraged by the new Health Reform Law. These entities are being designed in order to save money and improve quality of care by better integrating care, with the healthcare provider possibly sharing in the financial benefits of the new efficiencies.

Participation in equity-based joint ventures offer hospitals and other providers an opportunity to more efficiently transfer patients to less expensive care settings, while keeping the patient within its network. Additionally, it provides many hospitals with a mechanism to invest accumulated profits in a growing sector with attractive margins.

If these home infusion joint ventures continue to expand and we lose referrals as a result, our consolidated financial statements could be adversely affected.

Network lock-outs by health insurers and PBMs could adversely affect our financial results.

Many Plan Sponsors and PBMs continue to create exclusive pharmacy networks which limit a member’s access to a mail service facility or network of preferred pharmacies. To the extent our pharmacies are excluded from these networks, we are unable to dispense medications to those members and bill for prescriptions to those member’s insurance carriers. If these specialty networks continue to expand and we are locked out from dispensing infusion medications to members of exclusive networks, our consolidated financial statements could be adversely affected.

A shortage of qualified registered nursing staff, pharmacists and other professionals could adversely affect our ability to attract, train and retrain qualified personnel and could increase operating costs.

Our business relies significantly on its ability to attract and retain nursing staff, pharmacists and other professionals who possess the skills, experience and licenses necessary to meet the requirements of their job responsibilities. From time to time and particularly in recent years, there have been shortages of nursing staff, pharmacists and other professionals in certain local and regional markets. As such, we are often required to compete for personnel with other healthcare systems and our competitors. Our ability to attract and retain personnel depends on several factors, including our ability to provide them with engaging assignments and competitive benefits and salaries. There can be no assurance that we will be successful in any of these areas.

In addition, where labor shortages arise in markets in which we operate, we may face higher costs to attract personnel, and we may have to provide them with more attractive benefit packages than originally anticipated or are being paid in other markets where such shortages don’t exist at the time. In either case, such circumstances could cause our profitability to decline. Finally, if we expand our operations into geographic areas where healthcare providers historically have unionized or unionization occurs in our existing geographic areas, we cannot provide assurance that negotiating collective bargaining agreements will not have a negative effect on our ability to timely and successfully recruit qualified personnel and on our financial results. If we are unable to attract and retain nursing staff, pharmacists and other professionals, the quality of our services may decline and we could lose patients and referral sources.

Introduction of new drugs or accelerated adoption of existing lower margin drugs could cause us to experience lower revenues and profitability when prescribers prescribe these drugs for their patients or they are mandated by Plan Sponsors.

The pharmaceutical industry pipeline of new drugs includes many drugs that over the long term, may replace older, more expensive therapies, as a result of such drugs going off patent and being replaced by generic substitutes, new and less expensive delivery methods (such as when an infusion or injectable drug is replaced with an oral drug) or additional products are added to a therapeutic class, thereby increasing price competition among competing manufacturer’s products in that therapeutic category. In such cases, manufacturers have the ability to increase drug acquisition costs or lower the selling price of replaced products. This could have the effect of lowering our revenues and/or margins.

The loss of a relationship with one or more of our discount card brokers could negatively impact our business.

We contract with over 80 marketing companies that provide pharmacy discount cards to the uninsured and underinsured. Depending on the amount of revenue generated by any broker agreement, one or more terminations could have a material and adverse effect on our consolidated financial statements. The brokers we use are typically small, privately held marketing companies. The two largest brokers generate a significant percentage of the discount card business. We are unaware of any intention by a significant discount card broker to terminate or not renew an agreement with us.

Financial difficulties at our third party processor of discount card claims could negatively impact our business.

Our contract with a third party PBM to process discount card transactions allows for the timely collections of discount card claims against the third party processor's network pharmacy claims population. While this can improve claim collection, it also concentrates our credit risk with the third party processor. Should our third party processor experience financial difficulties or declare bankruptcy, we could suffer increased bad debt expense and reduced operating profit.

Increases in costs to fulfill discount card claims could reduce our profitability.

The discount card portion of our PBM business relies on participating network pharmacies to fulfill drug prescriptions and reimburse us for the utilization of the card. Our fees are based on negotiated rates with the pharmacies. Should these fees decrease, operating profit will be reduced.

Subject to certain limitations, the former CHS stockholders and certain former option holders of CHS may sell our common stock, which could cause our stock price to decline.

The shares of our common stock that the former CHS stockholders and certain former option holders of CHS received in connection with the merger with CHS are restricted, but such former CHS stockholders and former option holders may sell the shares of our common stock under certain circumstances, including in compliance with Rule 144 promulgated under the Securities Act of 1933, as amended. We have entered into a stockholders’ agreement with the former CHS stockholders and certain former option holders of CHS, pursuant to which we have agreed to register their shares of our common stock with the SEC in order to facilitate sales of those shares. The sale of a substantial number of our shares by such parties or our other stockholders within a short period of time could cause our stock price to decline, making it more difficult for us to raise funds through future offerings of our common stock or acquire other businesses using our common stock as consideration.

Our ability to use net operating loss carryforwards to offset future taxable income for U.S. federal tax purposes is subject to limitation, and our issuance of common stock in the CHS merger increased the risk that we could experience an “ownership change” in the future that could further limit our ability to utilize our net operating losses.

Under U.S. federal income tax law, a corporation's ability to utilize its net operating losses, or NOLs, to offset future taxable income may be significantly limited if it experiences an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. In general, an ownership change will occur if there is a cumulative change in a corporation's ownership by “5-percent shareholders” that exceeds 50 percentage points over a rolling three-year period. A corporation that experiences an ownership change will generally be subject to an annual limitation on its pre-ownership change NOLs equal to the value of the corporation immediately before the ownership change, multiplied by the long-term tax-exempt rate (subject to certain adjustments). The annual limitation for a taxable year generally is increased by the amount of any “recognized built-in gains” for such year and the amount of any unused annual limitation in a prior year.

We did not experience an ownership change upon the issuance of common stock in the CHS merger in 2010. However, the issuance of common stock in the merger, together with other issuances of common stock during the applicable three-year period, could cause us to experience an ownership change under Section 382 of the Code. As a result, the issuance of our common stock in the merger increased the risk that we could experience an ownership change during the three-year period following the merger, which could further limit our ability to utilize our NOLs.

As of December 31, 2012, we had NOLs for U.S. federal income tax purposes of approximately $49.6 million. Approximately $26.6 million of these NOLs were acquired in the InfuScience, Inc. acquisition in 2012 and are subject to an annual limitation under Section 382 of the Code.

Section 382 of the Code generally limits the amount of NOLs generated by an acquired company that can be used by the purchasing company. Our purchase of InfuScience, Inc. is subject to such limitation.

Federal actions may reduce reimbursement rates from governmental payors and adversely affect our results of operations.

In August 2011, the Budget Control Act of 2011 was enacted into law to increase the federal debt ceiling. The law included spending cuts of nearly $1 trillion over the next 10 years. The law further created a Congressional committee that was given a deadline of November 23, 2011 to develop recommendations for further reducing the federal deficit by another $1.2 trillion over 10 years. The committee was unable to agree on a plan by the November deadline, and as a result, automatic spending cuts were triggered. In January 2013, the American Taxpayer Relief Act of 2012 was enacted to address a number of events commonly known as the “fiscal cliff.” As a result of this legislation, automatic Medicare spending cuts (and resultant reductions in reimbursement) were delayed by two months. Congress did not act to change or delay the automatic spending cuts by March 1, 2013, so they are now in effect. Unless Congress takes additional action, Medicare reimbursement to providers will be reduced overall by 2% beginning April 1, 2013. The automatic spending cuts do not have an impact on Medicaid reimbursement. The reductions in Medicare reimbursement could have an adverse effect on our results of operations, although the impact cannot yet be predicted. There may also be other impacts from the automatic spending reductions that we cannot predict. For example, staff at CMS and Medicare administrative contractors may be reduced which could result in delays in claims processing.

We may face liabilities and expect to incur significant costs relating to our business and the Pharmacy Services Asset Sale.

We are still subject to potential liabilities relating to historical business operations that were subject to the Pharmacy Services Asset Sale. Under the terms of the Pharmacy Services Asset Sale, we retained and are responsible for most historical liabilities of the operations subject to the Pharmacy Services Asset Sale. In addition, we are obligated to indemnify the Buyers against certain potential liabilities and for breaches of representations, warranties and covenants under the Asset Purchase Agreement. We may also be subject to claims by, and liabilities to, various stakeholders or other parties, including counterparties, regulatory authorities and employees, resulting from the conduct of the operations subject to the Pharmacy Services Asset Sale prior to the consummation of the Pharmacy Services Asset Sale.

Risks Related to Indebtedness

The significant indebtedness incurred to complete the CHS acquisition imposed operating and financial restrictions on us which, together with the resulting debt service obligations, may significantly limit our ability to execute our business strategy and increase the risk of default under our debt obligations.

We issued $225 million of 10¼% senior unsecured notes (“Senior Unsecured Notes”) due 2015 and entered into a credit agreement to finance the acquisition of CHS. In late 2010, we refinanced and entered into an amended and restated credit agreement which resulted in a $150.0 million revolving facility (“Revolving Credit Facility”), which was further amended to reduce the revolving commitment from $150.0 million to $125.0 million. The terms of the Revolving Credit Facility require us to comply with certain financial covenants, including a minimum fixed charge coverage ratio, minimum liquidity levels and maximum accounts receivable turnover levels. In addition, subject to a number of important exceptions, the documents governing the Senior Unsecured Notes and the Revolving Credit Facility contain certain restrictions on our ability to, among other things:

■	incur or guarantee additional indebtedness or issue certain preferred stock;
■	transfer or sell assets;
■	make certain investments;
■	pay dividends or distributions, redeem subordinated indebtedness, or make other restricted payments;
■	create or incur liens;
■	incur dividend or other payment restrictions affecting certain subsidiaries;
■	issue capital stock of our subsidiaries;
■	consummate a merger, consolidation or sale of all or substantially all of our assets; and
■	enter into transactions with affiliates.

Consequently, the restrictions contained in the documents governing the Senior Unsecured Notes and the Revolving Credit Facility may prevent us from taking actions that we believe would be in the best interest of our business, and may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. Additionally, the terms of the Revolving Credit Facility require us to comply with certain financial covenants, including a minimum fixed charge coverage ratio, minimum liquidity levels and maximum accounts receivable turnover levels. We cannot assure you that we will meet those tests or that the lenders under the Revolving Credit Facility will waive any failure to meet those tests.

A breach of any of these covenants or the inability to comply with the required financial ratios could result in a default under the Revolving Credit Facility or the indenture governing the Senior Unsecured Notes, as applicable. If any such default occurs, the lenders under the Revolving Credit Facility and the holders of the Senior Unsecured Notes may elect to declare all of their respective outstanding debt, together with accrued interest and other amounts payable thereunder, to be immediately due and payable. The lenders under the Revolving Credit Facility also have the right in these circumstances to terminate any commitments they have to provide further borrowings. If we were unable to pay such amounts, the lenders under the Revolving Credit Facility could proceed against the collateral pledged to them. We have pledged a substantial portion of our assets to the lenders under the Revolving Credit Facility.

In addition, the degree to which we may be leveraged as a result of the indebtedness incurred in connection with the acquisition of CHS or otherwise could:

■	materially and adversely affect our ability to obtain additional financing for working capital, capital expenditures, acquisitions, debt service requirements or other purposes;
■	make us more vulnerable to general adverse economic, regulatory and industry conditions;
■	limit our flexibility in planning for, or reacting to, changes and opportunities in the markets in which we compete;
■	place us at a competitive disadvantage compared to our competitors that have less debt or could require us to dedicate a substantial portion of our cash flow to service our debt;
■	reduce the funds available to us for operations and other purposes;
■	limit our ability to fund the repurchase of the Senior Unsecured Notes upon a change of control; or
■	restrict us from making strategic acquisitions or exploiting other business opportunities.

Despite our substantial indebtedness, we may still incur significantly more debt. This could exacerbate the risks associated with our substantial leverage.

We may incur substantial additional indebtedness, including additional secured indebtedness, in the future, including in connection with future acquisitions, strategic investments and strategic relationships. Although the documents governing the Senior Unsecured Notes and the Revolving Credit Facility contain restrictions on the incurrence of additional debt, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions, including secured debt, could be substantial. The Revolving Credit Facility permits, among other things, revolving credit borrowings of up to $125.0 million. Adding additional debt to current debt levels could exacerbate the leverage-related risks described above.

To service our indebtedness and other obligations, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the Senior Unsecured Notes, and to fund working capital needs and planned capital expenditures will depend on our ability to generate cash in the future. A significant reduction in our operating cash flows resulting from changes in economic conditions, increased competition or other events beyond our control could increase the need for additional or alternative sources of liquidity and could have a material adverse effect on our business, consolidated financial statements, prospects and our ability to service our debt and other obligations.

We cannot assure you that our business will generate sufficient cash flows from operations or that future borrowings will be available to us under the Revolving Credit Facility or otherwise in an amount sufficient to enable us to pay our indebtedness, including our indebtedness under the Revolving Credit Facility and the Senior Unsecured Notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the Senior Unsecured Notes, on or before the maturity of the debt. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all.

We may not be able to satisfy our obligations to holders of the Senior Unsecured Notes upon a change of control or asset sale.

Upon the occurrence of a change of control (as defined in the indenture governing the Senior Unsecured Notes), holders of the Senior Unsecured Notes will have the right to require us to purchase the Senior Unsecured Notes at a price equal to 101% of the principal amount of such Senior Unsecured Notes, plus any accrued and unpaid interest to the date of purchase.

In addition, upon the occurrence of a certain asset sale, holders of the Senior Unsecured Notes may, under certain circumstances, have the right to require us to purchase a portion of the Senior Unsecured Notes at a price equal to 100% of the principal amount of such Senior Unsecured Notes, plus any accrued and unpaid interest to the date of purchase.

In addition, upon the occurrence of such asset sale, the net proceeds generated from the sale may be used for certain specified purposes within 360 days of receipt, including to repay indebtedness under our Revolving Credit Facility and correspondingly reduce commitments under the facility, to acquire the capital stock or substantially all of the assets of a business that will become a restricted subsidiary of the Company, to make capital expenditures, and to acquire long-term assets that are useful for the operation of the Company's business. If net proceeds exceeding $15 million remain after 360 days following receipt of the proceeds of such an asset sale, we will be required to offer to purchase the maximum principal amount of the Senior Unsecured Notes that may be purchased with such excess proceeds, at a price equal to 100% of the principal amount of such Senior Unsecured Notes, plus any accrued and unpaid interest to the date of purchase. Thereafter, any proceeds remaining from such an asset sale and not used to purchase Senior Unsecured Notes may be used for any appropriate business purpose without restriction. Because the net proceeds received from the Pharmacy Services Asset Sale have been reinvested in accordance with the indenture governing the Senior Unsecured Notes, we will not be required to offer to purchase any Senior Unsecured Notes as a result of that sale.

If a change of control offer or asset sale offer is made, we may not have available funds sufficient to pay the change of control purchase price or asset sale purchase price for any or all of the Senior Unsecured Notes that might be delivered by holders of the Senior Unsecured Notes seeking to exercise the change of control put right or asset sale put right. If we are required to purchase Senior Unsecured Notes pursuant to a change of control offer or asset sale offer, we would be required to seek third-party financing to the extent we do not have available funds to meet our purchase obligations. There can be no assurance that we will be able to obtain such financing on acceptable terms to us or at all. Accordingly, none of the holders of the Senior Unsecured Notes may receive the change of control purchase price or asset sale purchase price for their Senior Unsecured Notes. Our failure to make or consummate the change of control offer or asset sale offer, or to pay the change of control purchase price or asset sale purchase price when due, will give the holders of the Senior Unsecured Notes the rights described in “Description of Notes — Events of Default and Remedies”, which is in the Company’s Form S-4 filed with the SEC on June 22, 2010.

In addition, the events that constitute a change of control or asset sale under the indenture governing the Senior Unsecured Notes may also be events of default under the Revolving Credit Facility. These events may permit the lenders under the Revolving Credit Facility to accelerate the debt outstanding thereunder and, if such debt is not paid, to enforce security interests in our specified assets, thereby limiting our ability to raise cash to purchase the Senior Unsecured Notes and reducing the practical benefit of the offer-to-purchase provisions to the holders of the Senior Unsecured Notes.

Risks Related to the Pharmacy Services Asset Sale

A portion of the purchase price received from the Pharmacy Services Asset Sale is “at risk.”

Pursuant to the terms of the asset purchase agreement, as amended, entered into in connection with the Pharmacy Services Asset Sale, Walgreen Co. may be entitled to up to approximately $6.4 million of the purchase price received by the Company in connection with the Pharmacy Services Asset Sale to the extent certain store net revenue during the trailing twelve month period ending on June 30, 2013 (the “measurement period”) for any of the five Florida locations owned by the Company prior to the Pharmacy Services Asset Sale is less than specified amounts (based generally on historical net revenues of the respective store location), calculable on a store-by-store basis based on the amount of displaced store net revenue at such store. Generation of such revenue by each such store during the measurement period is not in the Company's control and, therefore, there is no guarantee that the Company will not have to return all or a portion of the “at risk” purchase price to Walgreen Co.

Risks Related to the Offering

We will have broad discretion in how we use the proceeds, and we may use the proceeds in ways in which you and other shareholders may not agree with.

We intend to use the net proceeds from the sale of common stock by us in this offering for general corporate purposes, which may include, among other things, financing our growth, both organically and through acquisitions of, or investments in, businesses or assets, capital expenditures, repurchases of our outstanding debt or equity securities, debt servicing requirements or redemption of our short-term or long-term borrowings, or for other working capital requirements. Our management will have broad discretion in the application of the proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock.

Investors in this offering will suffer immediate and substantial dilution in the net tangible book value per share of our common stock.

Because the price per share in this offering is substantially higher than the net tangible book value per share of common stock, investors in this offering will suffer immediate and substantial dilution in the net tangible book value per share of our common stock. Based on an offering price of $     per share, if you purchase securities in this offering, you will suffer immediate and substantial dilution of approximately $     per share in the net tangible book value of our common stock. See “Dilution” on page S-22 for a more detailed discussion of the dilution you will incur in connection with this offering.

USE OF PROCEEDS

We estimate that our net proceeds from the issuance and sale of         shares of common stock in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $         million. We intend to use the net proceeds from the sale of common stock by us in this offering for general corporate purposes, which may include, among other things, financing our growth, both organically and through acquisitions, investments, capital expenditures, repurchases of our outstanding debt or equity securities, debt servicing requirements or redemption of our short-term or long-term borrowings, or for other working capital requirements. Until we apply the net proceeds from a sale of securities to their intended purposes, we may temporarily invest the net proceeds in short-term marketable securities.

We have a number of acquisitions, both small and large, that are in various stages of development, consideration and discussion. While acquisitions are a principal element of our growth strategy, and at any given point in time we are likely to be in discussions with third parties regarding acquisitions, we are not currently a party to any definitive agreement regarding any material acquisition.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. We will, however, bear the costs, other than underwriting discounts and commissions, associated with the sale of shares of common stock by the selling stockholders.

PRICE RANGE OF OUR COMMON STOCK

Our common stock, par value $0.0001 per share, is traded on The NASDAQ Global Market under the symbol “BIOS.” The following table represents the range of high and low sale prices for our common stock. Such prices reflect interdealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

		High	Low
2013	First Quarter	$12.92	$10.57
	Second Quarter (as of April 5, 2013)	$13.19	$11.72
2012	First Quarter	$7.40	$5.20
	Second Quarter	$7.88	$6.43
	Third Quarter	$9.23	$6.14
	Fourth Quarter	$11.06	$8.81
2011	First Quarter	$5.52	$4.06
	Second Quarter	$7.85	$4.19
	Third Quarter	$7.53	$5.00
	Fourth Quarter	$7.05	$5.05

On April 15, 2013, the last reported sale price of our common stock on The NASDAQ Global Market was $12.76 per share. The foregoing table shows only historical comparisons. These comparisons may not provide meaningful information to you in determining whether to purchase shares of our common stock. You are urged to obtain current market quotations for our common stock and to review carefully the other information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in each and any related free writing prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” of this prospectus supplement.

DIVIDEND POLICY

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future.

DILUTION

The net tangible book value of our common stock on December 31, 2012 was approximately $(74.8 million), or approximately $(1.31) per share. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the aggregate number of shares of common stock outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale of shares of common stock in this offering at a sales price of $         per share, our net tangible book value at December 31, 2012 would have been approximately $         , or approximately $         per share. This represents an immediate dilution of $         per share to new investors purchasing shares of common stock in this offering. The following table illustrates this dilution:

Public offering price per share			$
Net tangible book value per share at December 31, 2012		$(1.31)
Increase per share attributable to new investors for this offering	$
Net tangible book value per share after giving effect to this offering			$
Dilution per share to new investors			$

If the underwriters exercise their option to purchase additional shares of our common stock in full, the as-adjusted net tangible book value would increase to approximately $         , or $         per share representing dilution to purchasers in this offering of $         per share.

The number of shares of our common stock outstanding immediately after the closing of this offering is based on 57,113,126 shares outstanding as of April 5, 2013, and excludes:

■	2,380,534 shares issuable upon exercise of stock options outstanding as of April 5, 2013 at a weighted average exercise price of $5.59 per share;
■	320,000 shares issuable upon the vesting of restricted stock awards outstanding as of April 5, 2013;
■	an aggregate of 2,056,487 shares reserved for future grants under our Amended and Restated 2008 Equity Incentive Plan and the BioScrip/CHS 2006 Equity Incentive Plan as of April 5, 2013;
■	330,000 shares relating to cash-based phantom stock appreciation rights outstanding as of April 5, 2013 at a weighted average price of $6.73 per share; and
■	warrants held by the selling stockholders and certain of the previous owners of Critical Homecare Solutions Holdings, Inc. (“CHS”) to acquire up to an aggregate of 3,004,887 shares of the Company’s common stock at a weighted average exercise price of $10.00 per share and 796,639 shares of common stock held in escrow to satisfy the indemnification obligations of the selling stockholders and certain of the previous owners of CHS in connection with the acquisition of CHS by the Company in March 2010.

CAPITALIZATION

The table below sets forth our cash and cash equivalents and our consolidated capitalization as of December 31, 2012:

■	on an actual basis; and
■	on an adjusted basis to give effect to the issuance and sale of shares of common stock offered by us and the receipt of the estimated net proceeds therefrom, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with “Use of Proceeds” and the financial information incorporated by reference in this prospectus supplement.

	As of December 31, 2012
	Actual	As Adjusted(1)
	(Dollars in thousands, except per share data)
Cash and cash equivalents	$62,101	$
Debt:
10¼% senior unsecured notes due 2015	225,000
Capital leases	1,379
Total debt (including current portion)	$226,379	$
Stockholders’ Equity:
Common stock, $.0001 par value; 125,000,000 shares authorized; shares issued: 59,600,713; shares outstanding: 57,026,957	$6	$
Treasury stock, shares at cost: 2,582,520	(10,311)
Additional paid-in capital	388,798
Accumulated deficit	(85,084)
Total stockholders’ equity	$293,409	$
Total capitalization	$519,788	$

(1)	Gives effect to the issuance and sale of shares of common stock offered by us and our receipt of the estimated net proceeds therefrom, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

SELLING STOCKHOLDERS

The table below sets forth information with respect to the selling stockholders and the shares of our common stock beneficially owned by the selling stockholders as of April 5, 2013. The percentages of shares owned prior to and after this offering are based on the 57,113,126 shares of our common stock outstanding as of April 5, 2013. The information regarding shares beneficially owned after this offering assumes the sale of all shares offered by the selling stockholders, in the aggregate, and that the selling stockholders do not acquire any additional shares. Information in the table below with respect to beneficial ownership has been furnished by each of the selling stockholders, and we have not sought to verify such information.

The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options or warrants held by such person that are exercisable within 60 days after April 5, 2013, but excludes shares of common stock underlying options or warrants held by any other person.

Except as indicated by footnote, the stockholders named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

			Number of Shares Offered	Shares Beneficially Owned After this Offering
	Shares Beneficially Owned Before the Offering			Assuming the Underwriters’ Option is Not Exercised		Number of Shares Offered in Underwriters’ Option	Assuming the Underwriters’ Option is Exercised in Full
Name(1)	Number	Percentage		Number	Percentage		Number	Percentage
Entities of Kohlberg Management V, L.L.C.(2)	15,686,149	25.8%			%			%

(1)	Except as otherwise indicated, all addresses are c/o Kohlberg Management V, L.L.C., 111 Radio Circle, Mt. Kisco, New York 10549.
(2)	This amount consists of: (i) Kohlberg Management V, L.L.C., a Delaware limited liability company (“Fund V”), beneficially owns 15,686,149 shares of which it has shared voting power with respect to 15,686,149 shares and shared dispositive power with respect to 14,889,510 shares; (ii) Kohlberg Investors V, L.P., a Delaware limited partnership (“Investors”), beneficially owns 8,654,951 shares of which it has shared voting power with respect to 8,654,951 shares and shared dispositive power with respect to 7,858,312 shares; (iii) Kohlberg Partners V, L.P., a Delaware limited partnership (“Partners”) beneficially owns 442,499 shares for which it has shared voting power and shared dispositive power; (iv) Kohlberg Offshore Investors V, L.P., a Delaware limited partnership (“Offshore”), beneficially owns 526,390 shares for which it has shared voting power and shared dispositive power, (v) Kohlberg TE Investors V, L.P., a Delaware limited partnership (“TE”), beneficially owns 5,715,246 shares for which it has shared voting power and shared dispositive power, and (vi) KOCO Investors V, L.P., a Delaware limited partnership (“KOCO” and collectively with Investors, Partners, Offshore and TE, the “Kohlberg Funds”), beneficially owns 347,063 shares for which it has shared voting power and shared dispositive power. Fund V is the general partner of the Kohlberg Funds. Includes warrants to acquire up to an aggregate of 3,004,887 shares of the Company’s common stock, having a $10.00 per share strike price and a five year term expiring March 25, 2015 and 796,639 shares of common stock held in escrow to satisfy the indemnification obligations of the Kohlberg Funds and the other former stockholders of Critical Homecare Solutions Holdings, Inc. (“CHS”) in connection with the acquisition of CHS by the Company in March 2010.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
FOR NON-U.S. HOLDERS

The following is a general discussion of material U.S. federal income tax considerations with respect to the ownership and disposition of our common stock applicable to a Non-U.S. Holder (as defined below) that purchases such shares in this offering. This summary applies only to a Non-U.S. Holder that holds our common stock as a capital asset (i.e., generally as an investment) within the meaning of Section 1221 of the Code.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

■	a nonresident alien individual;
■	a foreign corporation (or entity treated as a foreign corporation for U.S. federal income tax purposes); or
■	a foreign estate or foreign trust.

This summary is based upon the provisions of the Code, the U.S. Treasury regulations promulgated under the Code and administrative and judicial interpretations of the Code, all as of the date of this prospectus supplement. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. We cannot assure you that a change in law, possibly with retroactive application, will not alter significantly the tax considerations that we describe in this prospectus supplement. We have not sought and do not plan to seek any ruling from the U.S. Internal Revenue Service, or the IRS, with respect to statements made and the conclusions reached in the following discussion, and we cannot assure you that the IRS or a court will agree with our statements and conclusions.

This discussion does not address all aspects of U.S. federal income taxation or any aspects of alternative minimum, estate, state, local, or non-U.S. taxation. In addition, this discussion does not address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. This discussion also does not consider any specific facts or circumstances that may apply to particular Non-U.S. Holders that may be subject to special treatment under the U.S. federal income tax laws, including, but not limited to, banks and insurance companies; tax-exempt organizations; financial institutions; regulated investment companies; real estate investment trusts; tax-qualified retirement plans; brokers or dealers in securities; investors that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment or risk-reduction transaction; controlled foreign corporations; expatriates and former long-term residents of the United States; passive foreign investment companies; companies that accumulate earnings to avoid U.S. federal income tax; foreign tax-exempt organizations; “expatriated entities;” companies subject to the “stapled stock” rules; former U.S. citizens or residents and persons who hold or receive the shares of common stock as compensation; and investors in pass-through entities. Such Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

If a partnership or any other entity or arrangement taxed as a partnership for U.S. federal income tax purposes is a beneficial owner of our common stock, the treatment of a partner in the partnership will generally depend upon the status of the equity owner of such partnership and the activities of the partnership. Accordingly, partnerships (and entities and arrangements taxed as partnerships) that hold our common stock and owners in such partnerships (or other entities or arrangements taxed as partnerships) are urged to consult their tax advisors regarding the specific U.S. federal income tax consequences to them of acquiring, owning or disposing of our common stock.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF SHARES OF OUR COMMON STOCK, AS WELL AS THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSIDERATIONS OF ACQUIRING, OWNING AND DISPOSING OF SHARES OF COMMON STOCK.

Dividends

As discussed under the section entitled “Dividend Policy” above, we do not currently anticipate paying dividends. In the event that we do make a distribution of cash or property (other than certain stock distributions) with respect to our common stock (or certain redemptions that are treated as distributions with respect to common stock), any such distributions will be treated as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to the “Recently Enacted Federal Tax Legislation” section below, dividends paid to you generally will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder).

Dividends that are effectively connected with the conduct of a trade or business by you within the United States and, where a tax treaty applies, are generally attributable to a U.S. permanent establishment or fixed base, are not subject to the U.S. withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements including delivery of a properly executed IRS Form W-8ECI (or other applicable form) must be satisfied for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

If the amount of a distribution paid on our common stock exceeds our current and accumulated earnings and profits, such excess will be allocated ratably among each share of common stock with respect to which the distribution is paid and treated first as a tax-free return of capital to the extent of your adjusted tax basis in each such share, and thereafter as capital gain from a sale or other disposition of such share of common stock that is taxed to you as described below under the heading “— Gain on Sale or Other Disposition of our Common Stock.” Your adjusted tax basis is generally the purchase price of such shares, reduced by the amount of any such tax-free returns of capital.

If you wish to claim the benefit of an applicable treaty rate to avoid or reduce withholding of U.S. federal income tax for dividends, then you must (a) provide the withholding agent with a properly completed IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that you are not a U.S. person and are eligible for treaty benefits, or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain Non-U.S. Holders that act as intermediaries (including partnerships). If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for refund with the IRS. You are encouraged to consult your own tax advisor regarding your possible entitlement to benefits under an income tax treaty.

Gain on Sale or Other Disposition of our Common Stock

Subject to the “Recently Enacted Federal Tax Legislation” discussion below, you generally will not be subject to U.S. federal income tax or withholding with respect to gain realized on the sale or other taxable disposition of our common stock, unless:

■	the gain is effectively connected with a trade or business you conduct in the United States, and, in cases in which certain tax treaties apply, is attributable to a U.S. permanent establishment or fixed base;
■	if you are a nonresident alien individual, you are present in the United States for 183 days or more in the taxable year of the sale or other taxable disposition, and certain other conditions are met; or
■	we are or have been during a specified testing period a “U.S. real property holding corporation,” or USRPHC, for U.S. federal income tax purposes, and certain other conditions are met.

If you are an individual described in the first bullet point above, you will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates or such lower rate as specified by an applicable income tax treaty. If you are a foreign corporation described in the first bullet point above, you will be subject to tax on your gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits, subject to certain adjustments, or at such lower rate as may be specified by an applicable income tax treaty.

If you are an individual described in the second bullet point above, you will be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such Non-U.S. Holder’s country of residence) on the net gain derived from the sale, which may be offset by certain U.S. source capital losses, if any, (even though you are not considered a resident of the United States), provided that you have timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, generally, we will be a USRPHC if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market values of our worldwide (domestic and foreign) real property interests and other assets used or held for use in a trade or business, all as determined under applicable U.S. Treasury regulations. We believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if the Non-U.S. Holder actually or constructively held more than five percent of our common stock at any time during the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for our common stock. You should be aware that no assurance can be given that our shares will be so regularly traded when a Non-U.S. Holder sells its shares of our common stock.

Information Reporting and Backup Withholding Tax

We must annually report to the IRS and to each non-U.S. holder any dividend income that is subject to U.S. federal withholding tax, or that is exempt from such withholding tax pursuant to an income tax treaty. Under tax treaties or other agreements, the IRS may make this information available to the tax authorities in the country in which you are resident.

In addition, you may be subject to additional information reporting requirements and backup withholding tax (currently at a rate of 28%) with respect to distributions paid on, and the proceeds of disposition of, shares of our common stock, unless, generally, you certify under penalties of perjury (usually on IRS Form W-8BEN) that you are not a U.S. person or you otherwise establish an exemption. Additional rules relating to information reporting requirements and backup withholding tax with respect to payments of the proceeds from the disposition of shares of our common stock are as follows:

■	If the proceeds are paid to or through the U.S. office of a broker, the proceeds generally will be subject to backup withholding tax and information reporting, unless you certify under penalties of perjury (usually on IRS Form W-8BEN) that you are not a U.S. person or you otherwise establish an exemption, provided that the broker does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.
■	If the proceeds are paid to or through a non-U.S. office of a broker that is not a U.S. person and is not a foreign person with certain specified U.S. connections (a “U.S.-related person”), information reporting and backup withholding tax generally will not apply unless the non-U.S. broker has certain types of relationships with the United States (which we refer to as a U.S.-related person).
■	If the proceeds are paid to or through a non-U.S. office of a broker that is a U.S. person or a U.S.-related person, the proceeds generally will be subject to information reporting (but not to backup withholding tax), unless you certify under penalties of perjury (usually on IRS Form W-8BEN) that you are not a U.S. person and the broker has no knowledge to the contrary.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished by you to the IRS. Non-U.S. holders should consult their own tax advisors on the application of information reporting and backup withholding to them in their particular circumstances (including upon their disposition of our common stock).

Recently-Enacted Federal Tax Legislation

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as defined in the Code) and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

Although these rules currently apply to applicable payments made after December 31, 2012, U.S. Treasury regulations and IRS guidance provide that the withholding provisions described above will generally apply to payments of dividends or distributions on our common stock made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of our common stock on or after January 1, 2017. Such recently-enacted federal tax legislation is particularly complex and its application to Non-U.S. Holders is not entirely certain at this time. We urge you to consult your own tax advisor regarding the possible implications of this legislation on your investment in our common stock.

THE SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. POTENTIAL PURCHASERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement, dated            , 2013, among us, the selling stockholders and Jefferies LLC, Morgan Stanley & Co. LLC and SunTrust Robinson Humphrey, Inc., as the representatives of the underwriters named below and the joint book-running managers of this offering, we and the selling stockholders have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us and the selling stockholders, the respective number of shares of common stock shown opposite its name below:

Underwriter	Number of Shares
Jefferies LLC
Morgan Stanley & Co. LLC
SunTrust Robinson Humphrey, Inc.
Dougherty & Company
Noble International Investments, Inc.
Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We and the selling shareholder have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and the selling stockholders and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $     per share of common stock. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $     per share of common stock to certain brokers and dealers. After the offering, the initial public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the public offering price, the underwriting discounts and commissions that we and the selling stockholders are to pay the underwriters and the proceeds, before expenses, to us and the selling stockholders in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds to us, before expenses	$	$	$	$
Underwriting discounts and commissions paid by the selling stockholders	$	$	$	$
Proceeds to the selling stockholders, before expenses	$	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $     . The selling stockholders will not pay any expenses in connection with this offering, other than the underwriting discounts and commissions referred to above.

Listing

Our common stock is listed on The Nasdaq Global Market under the trading symbol “BIOS”.

Option to Purchase Additional Shares

The Company and the selling stockholders have each granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of $7,500,000 of our common stock at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriters sell more shares than the total number set forth on the cover page of this prospectus.

No Sales of Similar Securities

We, our officers, directors and the selling stockholders have agreed, subject to specified exceptions, not to directly or indirectly:

■	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or
■	otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially, or
■	publicly announce an intention to do any of the foregoing for a period of days after the date of this prospectus without the prior written consent of Jefferies LLC and Morgan Stanley & Co. LLC.

This restriction terminates after the close of trading of the common stock on and including the 90th day after the date of this prospectus. However, subject to certain exceptions, in the event that either:

■	during the last 17 days of the 90-day restricted period, we issue an earnings release or disclose material news or a material event relating to us occurs, or
■	prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period,

then in either case the expiration of the 90-day restricted period will be extended until the expiration of the 18-day period beginning on the date of the issuance of an earnings release or the disclosure of the material news or the occurrence of the material event, as applicable, unless Jefferies LLC and Morgan Stanley & Co. LLC waive, in writing, such an extension.

Jefferies LLC and Morgan Stanley & Co. LLC may, in their sole discretion and at any time or from time to time before the termination of the 90-day period, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our stockholders who will execute a lock-up agreement providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in this offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with this offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with this offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

None of we, the selling stockholders or any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on The NASDAQ Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

NOTICE TO INVESTORS

Australia

This Prospectus Supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this Prospectus Supplement in Australia:

A.	You confirm and warrant that you are either:
■	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;
■	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;
■	“professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this Prospectus Supplement is void and incapable of acceptance.

B.	You warrant and agree that you will not offer any of the shares issued to you pursuant to this Prospectus Supplement for resale in Australia within 12 months of those shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of any securities which are the subject of the offering contemplated by this Prospectus Supplement has been or will be made to the public in that Relevant Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the relevant competent authority in that Relevant Member State in accordance with the Prospectus Directive, except that with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State:

(a)	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;
(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or
(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus

Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

This Prospectus Supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this Prospectus Supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this Prospectus Supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This Prospectus Supplement has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this Prospectus Supplement and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Offer Shares under Section 275 of the SFA except:

(i)	to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;
(ii)	where no consideration is given for the transfer; or
(iii)	where the transfer is by operation of law.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This Prospectus Supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this Prospectus Supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this Prospectus Supplement nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this Prospectus Supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

This Prospectus Supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a “relevant person”).

This Prospectus Supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of our common stock we are offering by this prospectus supplement will be passed upon for us by Dechert, LLP, New York, New York. Certain legal matters will be passed upon for the selling stockholders by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Covington & Burling LLP, New York, New York is counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of BioScrip, Inc. as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, appearing in BioScrip, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012 filed on March 15, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, information statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov.

We make available free of charge through our website, which you can find at www.bioscrip.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on our website is not part of this prospectus supplement, the accompanying prospectus or any free writing prospectuses or other offering materials.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference into this prospectus supplement is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement or contained in another document filed with the SEC in the future which itself is incorporated into this prospectus supplement.

We are incorporating by reference into this prospectus supplement the following documents:

■	Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed on March 15, 2013;
■	Current Reports on Form 8-K filed on February 4, 2013, March 14, 2013 and April 5, 2013;
■	portions of our definitive proxy statement on Schedule 14A filed on April 2, 2013 that are deemed “filed” with the SEC under the Exchange Act;
■	the description of our common stock included in our amended registration statements on Form 8-A/A filed on August 1, 1996, December 4, 2002, December 14, 2006, March 4, 2009 and any amendment or report we may file with the SEC for the purpose of updating such description; and
■	any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering under this prospectus supplement; provided that this prospectus supplement will not incorporate any information we may furnish to the SEC under Item 2.02 or Item 7.01 of Form 8-K.

Any statement incorporated in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Certain financial information incorporated by reference in this prospectus supplement is presented on a basis that is different from the basis on which our most recently published financial information is presented and is therefore not comparable to the subsequently published financial information.

We will provide without charge to each person to whom this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference into this prospectus supplement. Requests for documents should be submitted in writing to BioScrip, Inc., 100 Clearbrook Road, Elmsford, New York 10523, Attention: Chief Financial Officer. Our telephone number at that address is (914) 460-1600. Our website is at www.bioscrip.com. The information on this website is not part of this prospectus supplement, the accompanying prospectus or any free writing prospectuses or other offering materials.

BioScrip, Inc.

$200,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

Up to 12,682,831 Shares of Common Stock and
up to 3,400,945 Shares of Common Stock underlying our Warrants
Offered by Selling Stockholders

Through this prospectus, we may offer and sell, from time to time, in one or more offerings, together or separately:

(1) common stock;

(2) preferred stock;

(3) debt securities;

(4) warrants; and

(5) units.

This prospectus describes some of the general terms that may apply to an offering of our securities. The specific terms of the securities and their offering prices will be determined at the time of their offering will be described in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you decide to invest in any of these securities. The aggregate public offering price of all securities issued by us under this prospectus may not exceed $200.0 million.

In addition, selling stockholders to be named in a prospectus supplement may sell in one or more offerings from time to time pursuant to this prospectus (i) up to an aggregate of 12,682,831 shares of our common stock, and (ii) up to an aggregate of 3,400,945 shares of our common stock issuable upon the exercise of our outstanding warrants. The selling stockholders may sell any or all of their securities registered under this prospectus through underwriters, dealers and agents or directly to purchasers on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. Information on these selling stockholders and the times and manner in which they may offer and sell their securities registered under this prospectus is described under the sections titled “Selling Stockholders” and “Plan of Distribution” in this prospectus. We will not receive any of the proceeds from the sale of such securities, although we will receive the proceeds from the exercise of our outstanding warrants if they are not exercised on a cashless basis.

Our common stock, par value $0.0001 per share, is traded on the NASDAQ Global Market under the symbol “BIOS.” On April 1, 2013, the last reported sale price of our common stock was $12.70 per share.

Our securities may be offered directly by us or the selling stockholders, through agents designated from time to time by us or the selling stockholders, or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

Investing in our securities involves significant risks. See “Risk Factors” on page 1 of this prospectus, in our most recent Annual Report on Form 10-K and in any applicable prospectus supplement. You should read this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated April 4, 2013

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This prospectus provides a general description of the securities we and the selling stockholders may offer. Each time we or any selling stockholder sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, containing specific information about the terms of the securities being offered and the manner in which they may be offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement and any pricing supplement may also add to, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should read the entire prospectus, the prospectus supplement and any pricing supplement together with additional information described under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information provided in this prospectus, the related prospectus supplement, including any information incorporated by reference, and any pricing supplement. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in the prospectus, the related prospectus supplement and any pricing supplement. We and the selling stockholders are not making offers to sell securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which the information is contained or other date referred to in that document, regardless of the time of sale or issuance of any security.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “BioScrip,” the “Company,” “we,” “us,” “our” or similar references mean BioScrip, Inc. and its subsidiaries on a consolidated basis.

RISK FACTORS

You should carefully consider the specific risks described in our Annual Report on Form 10-K for our fiscal year ended December 31, 2012, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated herein by this reference, before making an investment decision. See “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or (202) 942-8090 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including us, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus.

We also maintain an Internet website at http://bioscrip.com, which provides additional information about us through which you can also access our SEC filings. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

This prospectus contains summaries of provisions contained in some of the documents discussed in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Do not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to the registration statement because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.

Incorporation of Documents by Reference

The SEC allows us to incorporate by reference information into this prospectus. This means we can disclose information to you by referring you to another document we filed with the SEC. We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to BioScrip, Inc., 100 Clearbrook Road, Elmsford, New York 10523, Attention: Corporate Secretary, telephone: (914) 460-1600. This prospectus incorporates by reference the following documents that we have filed with the SEC but have not included or delivered with this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed on March 15, 2013;
•	Current Reports on Form 8-K filed on February 4, 2013, March 11, 2013, and March 14, 2013;
•	portions of our definitive proxy statement on Schedule 14A that are deemed “filed” with the SEC under the Exchange Act, filed on April 2, 2013; and
•	the description of our common stock included in our amended registration statements on Form 8-A/A filed on August 1, 1996, December 4, 2002, December 14, 2006, March 4, 2009 and any amendment or report we may file with the SEC for the purpose of updating such description.

We are also incorporating by reference additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the particular securities covered by a prospectus supplement has been completed, other than any portion of the respective filings furnished, rather than filed, under the applicable SEC rules. In addition, all documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus forms a part, and prior to effectiveness of such registration statement, shall be deemed to be incorporated by reference into this prospectus.

This additional information is a part of this prospectus from the date of filing of those documents.

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document, which is also incorporated or deemed to be incorporated into this prospectus, modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. They can be identified by the use of forward-looking words, such as “may,” “will,” “should,” “could,” “would,” “estimate,” “project,” “forecast,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “target,” “providing guidance” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. The forward-looking statements contained in this prospectus reflect our views and assumptions only as of the date of this prospectus. You should not place undue reliance on forward-looking statements. We caution you that these forward-looking statements are only predictions, which are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

•	unfavorable general economic and market conditions;
•	risks associated with increased government regulation related to the health care and insurance industries in general, and more specifically, home infusion, home health and specialty pharmaceutical distribution organizations;
•	the ability of our home health agencies or pharmacies to comply with the conditions of participation in the Medicare program or Medicare supplier standards;
•	the impact of any new requirements on compounding pharmacies;
•	increased competition from our competitors, including competitors with greater resources, which could have the effect of reducing prices and margins and decreasing our ability to grow by acquisition at feasible prices;
•	the sources and amounts of our patient revenue, including the mix of patients and the rates of reimbursement among payors;
•	changes in industry pricing benchmarks, particularly “average wholesale price,” could adversely impact prices we get reimbursed by our customers, including state Medicaid programs, and the associated margins;
•	pharmacy benefit management, or PBM, client demands for enhanced service levels;
•	reductions in federal, state and commercial payor reimbursement;
•	delays or suspensions of federal and state payments for services provided;
•	efforts to reduce healthcare costs;
•	existence of complex laws and regulations relating to our business;
•	satisfying financial covenants contained in our credit facility;
•	availability of financing on reasonable terms;

•	ability to hire and retain key employees;
•	network lock-outs and decisions to in-source by health insurers or health systems;
•	the outcome of lawsuits and governmental investigations;
•	unanticipated increases or other changes in our acquisition cost for our products;
•	the significant indebtedness incurred in completing the acquisition of Critical Homecare Solutions Holdings, Inc., or CHS, in March 2010 may limit our ability to execute our business strategy in the future and increase the risk of default under our debt obligations; and
•	other risks referenced from time to time in our filings with the SEC, including in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2012.

OUR COMPANY

We are a national provider of home infusion and other home care services that partners with patients, physicians, hospitals, healthcare payors and pharmaceutical manufacturers to provide clinical management solutions and the delivery of cost-effective access to prescription medications and home health services. Our services are designed to improve clinical outcomes to patients with chronic and acute healthcare conditions while controlling overall healthcare costs. We were incorporated in Delaware in 1996 as MIM Corporation, with our primary business and operations being pharmacy benefit management services. Over the years, we have expanded our service offerings to include home infusion services and home health, which are now the primary drivers of our growth strategy. As of December 31, 2012, we had a total of 81 locations in 24 states, encompassing 32 home nursing locations and 49 home infusion locations, including two contract affiliated infusion pharmacies. On February 1, 2013, we acquired 14 new infusion pharmacy locations through the acquisition of HomeChoice Partners, Inc., to which we refer as the HomeChoice Acquisition.

Our platform provides nationwide service capabilities and the ability to deliver clinical management services that offer patients a high-touch, home-based and community-based care environment. Our core services are provided in coordination with, and under the direction of the patient’s physician. Our infusion and home health professionals, including pharmacists, nurses, dieticians, respiratory therapists and physical therapists, work with the physician to develop a plan of care suited to our patients’ specific needs. Whether in the home, physician office, ambulatory infusion center or other alternate site of care, we provide products, services and condition-specific clinical management programs, often tailored to improve the care of individuals with complex health conditions such as cancer, multiple sclerosis, organ transplants, bleeding disorders, rheumatoid arthritis, immune deficiencies and congestive heart failure.

On February 1, 2012, we entered into a Community Pharmacy and Mail Business Purchase Agreement by and among Walgreen Co. and certain subsidiaries, on the one hand, and BioScrip and certain subsidiaries, on the other hand, to whom we refer collectively as the Sellers, with respect to the sale of certain assets, rights and properties, to which we refer as the Pharmacy Services Asset Sale, relating to the Sellers’ traditional and specialty pharmacy mail and community retail pharmacy store operations. As a result of the Pharmacy Services Asset Sale, we reevaluated our operating and reportable segments, changing our operating and reportable segments from “Infusion/Home Health Services” and “Pharmacy Services” to our new operating and reportable segments: “Infusion Services”, “Home Health Services” and “PBM Services”. These three new operating and reportable segments reflect how our chief operating decision maker now reviews our results in terms of allocating resources and assessing performance.

Our Infusion Services segment provides services consisting of home infusion therapy, respiratory therapy and the provision of durable medical equipment products and services. Infusion services include the dispensing and administering of infusion-based drugs, which typically require additional nursing and clinical management services, equipment to administer the correct dosage and patient training designed to improve patient outcomes. Home infusion services also include the dispensing of certain self-injectible therapies.

Our Home Health Services segment provides services including the provision of skilled nursing services and therapy visits, private duty nursing services, hospice services, rehabilitation services and medical social services to patients primarily in their home.

Our integrated PBM services segment, which includes discount card programs, design programs and claims processing to offer customers and patients cost-effective access to pharmacy products and services through network pharmacy providers.

We maintain our principal executive offices at 100 Clearbrook Road, Elmsford, New York 10523. Our telephone number there is (914) 460-1600. The address of our website is http://bioscrip.com. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for each of the periods indicated (amounts in thousands except for ratios of earnings to fixed charges).

	For the years ended December 31,
	2012(1)	2011	2010		2009	2008
(in thousands)
Earnings (loss)
Pre-tax (loss) income	$(12,779)	$11	$(18,975)		$13,546	$(86,228)
Add: Fixed charges	28,123	29,562	29,323		2,758	3,878
Add: Amortization of capitalized interest	68	59	12		—	—
Less: Interest capitalized	(12)	115	—		—	—
Total earnings (loss)	$15,424	$29,517	$10,360		$16,304	$(82,350)
Fixed charges
Interest expense, net	$25,487	$27,190	$23,573		$1,920	$2,711
Interest capitalized	(12)	115	—		—	—
Amortized premiums, discounts and capitalized expenses related to indebtedness	1,274	1,058	4,062		—	—
Interest costs incurred and estimated within rental expense	1,374	1,200	1,688		838	1,167
Total fixed charges	$28,123	$29,562	$29,323		$2,758	$3,878
Ratio of earnings to fixed charges	0.55x (2)	1.00x	0.35x	(2)	5.91x	— (2)

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings (losses) consist of pre-tax income (loss) from continuing operations before adjustments for income or loss from equity investees, plus fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges consist of interest expensed and capitalized, interest portion of rental expense, and amortization and write-off of capitalized expenses relating to indebtedness.

(1)	Subsequent to December 31, 2012, the Company funded the HomeChoice Acquisition with a combination of $57.7 million in cash on hand and drawing of $14.6 million from the Company’s Second Amended and Restated Credit Agreement, dated as of March 17, 2011, to which we refer as the Revolving Credit Facility. The applicable drawdown from our Revolving Credit Facility occurred as of February 1, 2013, in the total amount of $20.0 million with an applicable interest rate of 4.50%, and was allocated as follows: (i) $14.6 million to partially fund the HomeChoice Acquisition and (ii) $5.4 million retained in cash for general corporate purposes.
(2)	Earnings before taxes were insufficient to cover fixed charges by $12.7 million, $19.0 million and $86.2 million for the fiscal years ended December 31, 2012, 2010 and 2008, respectively.

USE OF PROCEEDS

Unless otherwise described in any prospectus supplement, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include, among other things, financing future acquisitions of or investments in businesses or assets, capital expenditures, repurchases of our outstanding debt or equity securities, debt servicing requirements or redemption of our short-term or long-term borrowings, or for other working capital requirements. Until we apply the net proceeds from a sale of securities to their intended purposes, we may temporarily invest the net proceeds in short-term marketable securities. We will disclose in the applicable prospectus supplement any intention to use the net proceeds from such offering in connection with an acquisition or to reduce or refinance outstanding debt.

We will not receive any of the proceeds from the sale by any selling stockholder pursuant to this prospectus of (i) up to an aggregate of 12,682,831 shares of our common stock, and (ii) up to an aggregate of 3,400,945 shares of our common stock issuable upon the exercise of our outstanding warrants. However, we will receive the proceeds from the exercise of our outstanding warrants if they are not exercised on a cashless basis.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of our common stock. The prospectus supplement relating to any offering of common stock, or other securities convertible into or exchangeable or exercisable for common stock, will describe more specific terms of the offering of common stock or other securities, including the number of shares offered, the initial offering price, and market price and dividend information.

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read our amended and restated certificate of incorporation and amended and restated bylaws for additional information before you purchase any shares of our common stock.

General

Our certificate of incorporation provides that we may issue up to 125,000,000 shares of common stock, par value $0.0001 per share. As of March 5, 2013, 57,035,125 shares of common stock were issued and outstanding.

Voting.  Holders of our common stock, subject to the provisions of our bylaws and the General Corporation Law of the State of Delaware, or the DGCL, relating to the fixing of a record date, are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The affirmative vote of a majority of the shares present in person or represented by proxy at a duly held meeting at which a quorum is present shall be the act of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares voting are able to elect all of the directors.

Dividends.  Holders of common stock are entitled to receive ratably dividends, in cash, securities, or property, as may from time to time be declared by our board of directors.

Rights Upon Liquidation.  In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in all of our assets that are available for distribution after payment in full of all of our liabilities.

Miscellaneous.  The holders of our common stock have no preemptive or other subscription or conversion rights. In addition, there are no redemption or sinking fund provisions applicable to our common stock.

Stockholders’ Agreement

On January 24, 2010 the Company entered into a stockholders’ agreement, to which we refer as the Stockholders’ Agreement, with Kohlberg Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg Offshore Investors V, L.P., Kohlberg TE Investors V, L.P., KOCO Investors V, L.P., to whom we refer collectively as the Kohlberg Stockholders, and Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, Colleen Lederer, Blackstone Mezzanine Partners II L.P., Blackstone Mezzanine Holdings II L.P., and S.A.C. Domestic Capital Funding, Ltd. Pursuant to the Stockholders’ Agreement, so long as the Kohlberg Stockholders or their affiliates beneficially own:

•	at least 50% of the Initial Kohlberg Shares (as defined in the Stockholders’ Agreement), Kohlberg will be entitled to designate two directors to our board of directors; or, as applicable,
•	at least 15% (but less than 50%) of the Initial Kohlberg Shares, Kohlberg will be entitled to designate one director to our board of directors.

The Company will include the Kohlberg’s nominees in each slate of nominees recommended by our board of directors in connection with any stockholders’ meeting. If at any time the Kohlberg Stockholders and/or their affiliates beneficially own in the aggregate less than 15% of the Initial Kohlberg Shares, then the stockholder parties to the Stockholders’ Agreement will not have the right to designate any directors to our board of directors. Furthermore, until Kohlberg ceases to have the right to designate one or more directors at least one of such Kohlberg designees will be entitled to representation on each of the Audit Committee, the Management Development and Compensation Committee and the Corporate Strategy Committee of our board of directors.

Additionally, the Stockholders’ Agreement provides that, subject to certain exceptions, until Kohlberg ceases to have the right to designate one or more directors, as described above, none of the Kohlberg Stockholders, Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, or Colleen Lederer, or any of their directors, officers or controlled affiliates, will:

•	effect, offer, propose, or actively participate in (other than to the extent their stock is otherwise impacted), or assist any other person/entity to effect, offer or propose or participate in:
•	any acquisition or any proposal to acquire any debt or equity securities of the Company (other than through the exercise of the Warrants (as defined in the Stockholders’ Agreement) or the roll over Options (as defined in the Stockholders’ Agreement));
•	any tender or exchange offer for debt or equity securities of the Company;
•	any merger, consolidation, share exchange or business combination involving the Company or any material portion of its business or any purchase of all or any substantial part of the assets of the Company or any material portion of its business;
•	any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any material portion of its business; or
•	any “solicitation” of “proxies” (as such terms are defined under the Exchange Act), and the rules and regulations promulgated thereunder, but without regard to the exclusion from the definition of “solicitation” set forth in Rule l4a-l(l)(2)(iv) of Regulation 14A under the Exchange Act) with respect to the Company or any action resulting in such person or entity becoming a “participant” in any “election contest” (as such terms are used in Regulation 14A) with respect to the Company;

•	propose or make any recommendation with respect to any matter for submission to a vote of stockholders of the Company:
•	form, join or participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any shares of the Company’s common stock (but excluding any “group” consisting solely of such stockholder parties to the Stockholders’ Agreement and affiliates);
•	grant any proxy with respect to any shares of the Company’s common stock to any person or entity not designated by the Company, other than a revocable proxy authorizing a representative of a stockholder party to the Stockholders’ Agreement to vote at a meeting of stockholders of the Company in the ordinary course of business;
•	deposit any shares of the Company’s common stock in a voting trust or subject any such shares to any arrangement or agreement with respect to the voting of such shares or other agreement having similar effect, except for agreements solely among the stockholder parties to the Stockholders’ Agreement and the Company and except for permitted transfers;
•	execute any written stockholder consent with respect to the Company;
•	take any other action to seek to affect the control of the Company;
•	enter into any discussions with any person or entity with respect to any of the foregoing, or advise others to take any action with respect to any of the foregoing;
•	disclose to any person or entity any intention, plan or arrangement inconsistent with the foregoing or form any such intention that would result in any stockholder party to the Stockholders’ Agreement or the Company being required to make any such disclosure in any filing with a governmental authority or exchange or being required by applicable law to make a public announcement with respect thereto; or
•	request the Company or any of its affiliates, directors, officers, employees, representatives, advisors or agents, directly or indirectly, to amend or waive in any respect the Stockholders’ Agreement or the certificate of incorporation or the bylaws of the Company or any of its affiliates.

Anti-Takeover Provisions

Provisions of the DGCL and our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. This summary below does not purport to be complete and is qualified in its entirety by reference to the DGCL and our amended and restated certificate of incorporation and amended and restated bylaws.

Interested Stockholder Transactions under Delaware Law.

We are subject to Section 203 of the DGCL. Section 203 generally prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years after the date that such stockholder became an interested stockholder, unless:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

Provisions in our amended and restated certificate of incorporation and amended and restated bylaws may have the effect of discouraging or delaying certain transactions that may result in a change in control of our company or management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•	provide that stockholders do not have cumulative voting rights.
•	provide that stockholders do not have the power to call a special meeting.
•	impose advance notice requirements and procedures with respect to stockholder proposals and the nomination of candidates for election as directors.
•	provide that the Company indemnifies our officers and directors against losses incurred in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

•	permit the Company to issue shares of common stock without any action by stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

Blank Check Preferred Stock

Our amended and restated certificate of incorporation provides for 5,000,000 shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer or otherwise. To the extent our board causes shares of our preferred stock to be issued, the voting or other rights of a potential acquirer might be diluted. Our board of directors has the authority to issue shares of our preferred stock without any action by our stockholders. Any such issuance may have the effect of delaying, deterring or preventing a change of control of us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Co., New York, New York.

DESCRIPTION OF PREFERRED STOCK

Our amended and restated certificate of incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.0001 per share. As of March 5, 2013, zero shares of preferred stock were issued and outstanding. Our board of directors, without further action of our stockholders, is authorized to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the DGCL, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and relative rights of each such series and the qualifications, limitations, or restrictions thereof. Each class or series shall be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. The preferred stock of all series shall have powers, preferences and relative rights and shall be subject to qualifications, limitations and restrictions identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of shares of other series of the same class.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus and the related indenture. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We may offer debt securities from time to time, as either senior or subordinated debt or as senior or subordinated convertible debt, in one or more offerings under this prospectus. We will issue any such debt securities under an indenture that we will enter into with a trustee to be named in the indenture. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus forms a part. The indenture will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to the trustee under the indenture.

The following summaries of material provisions of the debt securities and the indenture are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

The indenture provides that debt securities may be issued from time to time in one or more series. The indenture does not limit the amount of debt securities that may be issued thereunder, and the indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution, an officers’ certificate and/or a supplemental indenture, if any, relating to such series. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation of the debt securities;
•	any limit upon the aggregate principal amount of the debt securities;
•	the date or dates on which we will pay the principal on the debt securities;
•	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;
•	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;
•	the currency of denomination of the debt securities;
•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•	the place or places where the principal of, premium, and interest on the debt securities will be payable;
•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;
•	the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•	whether the debt securities are to be issued at any OID and the amount of discount with which such debt securities may be issued;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the form of the debt securities;
•	the terms and conditions upon which the debt securities will be so convertible or exchangeable into securities or property of another person, if at all, and any additions or changes, if any, to permit or facilitate such conversion or exchange;
•	whether the debt securities will be subject to subordination and the terms of such subordination;
•	any restriction or condition on the transferability of the debt securities;
•	any addition or change in the provisions related to compensation and reimbursement of the trustee which applies to securities of such series;
•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities; and
•	any other terms of the debt securities, which may modify or delete any provision of the indenture.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indenture provides that we may not merge or consolidate with or into another entity, or sell other than for cash or lease all or substantially all our assets to another entity, or purchase all or substantially all the assets of another entity unless we are the surviving entity or, if we are not the surviving entity, the successor, transferee or lessee entity expressly assumes all of our obligations under the indenture or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities additional protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;
•	if we fail to pay the principal, or premium, if any, when due whether by maturity or called for redemption;
•	if we fail to pay a sinking fund installment, if any, when due and our failure continues for 30 days;
•	if we fail to observe or perform any other covenant relating to such series contained in the debt securities of such series or the indenture, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and
•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the debenture trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;
•	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and
•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and
•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;
•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•	impairing the right to institute suit for the enforcement of any payment on or after the fixed maturity date of any series of debt securities;
•	materially adversely affect the economic terms of any right to convert or exchange any debt securities; and
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver; or modifying, without the written consent of the debenture trustee, the rights, duties or immunities of the debenture trustee.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	compensate and indemnify the debenture trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed and construed in accordance with the laws of the State of New York.

Subordination of Subordinated Debt Securities

Any subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.

The indenture in the form initially filed as an exhibit to the registration statement of which this prospectus forms a part does not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness as well as senior convertible indebtedness or subordinated convertible indebtedness, and does not limit us from issuing any other debt, including secured indebtedness or unsecured indebtedness.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interests through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street name, and will be the responsibility of those participating institutions. None of us, the debenture trustee or any agent of ours or the debenture trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•	the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;
•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or
•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository's relevant participating institutions to the debenture trustee.

In the event that DTC acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee. The following information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy or completeness thereof.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from countries that DTC’s participants, referred to as direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, referred to as indirect participants. The DTC Rules applicable to its participants are on file with the SEC.

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Company, or DTCC. DTCC is owned by the users of its regulated subsidiaries. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC’s customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries — either directly or through correspondent relationships.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institution in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the debenture trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution's interest in the global security or securities representing the interest, on DTC’s records, to the debenture trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC's records.

DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.

DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the SEC.

DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as “warrant agreements,” including the forms of certificates representing the warrants, which we refer to collectively as “warrant certificates,” and reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and certificate for additional information before you purchase any of our warrants.

General

The prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•	the principal amount of, or the number of, securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;
•	the designation and terms of the securities, if other than common stock, purchasable upon exercise of the warrants and of any securities, if other than common stock, with which the warrants are issued;
•	the procedures and conditions relating to the exercise of the warrants;
•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;
•	the offering price, if any, of the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;
•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;
•	call provisions, if any, of the warrants;
•	antidilution provisions, if any, of the warrants; and
•	any other material terms of the warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement and warrant certificate relating to the warrants being offered.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•	in the case of warrants to purchase debt securities, payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise; or
•	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement may describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	any special United States federal income tax considerations applicable to the units; and
•	any material provisions of the governing unit agreement that differ from those described above.

SELLING STOCKHOLDERS

In addition to the securities we may offer with this prospectus, this prospectus also relates to the possible sale in one or more offerings from time to time by certain of our stockholders, to whom we refer as Selling Stockholders, of (i) up to an aggregate of 12,682,831 shares of our common stock, or the merger shares, and (ii) up to an aggregate of 3,400,945 shares of our common stock issuable upon the exercise of our outstanding warrants, or the merger warrants. The Selling Stockholders may sell all, a portion or none of their securities registered hereunder, at any time and from time to time.

The Selling Stockholders acquired the merger shares and merger warrants from the Company in a private transaction in March 2010 in connection with the Company’s acquisition of CHS. The Selling Stockholders will acquire, if at all, some or all of the 3,400,945 shares of common stock issuable upon exercise of merger warrants, if any, in a private transaction between the Company and respective exercising Selling Stockholder. No merger warrants are registered hereunder. 793,800 shares of our common stock registered hereunder by the Selling Stockholders are held in escrow to satisfy the indemnification obligations of the Selling Stockholders in connection with the Company’s acquisition of CHS. The Selling Stockholders acknowledge that any such shares that are forfeited to us in accordance with the applicable escrow agreement may be de-registered by us pursuant to a post-effective amendment to the registration statement of which this prospectus forms a part.

We will pay all expenses incurred with respect to the registration of the securities owned by the Selling Stockholders, other than underwriting fees, discounts or commissions, which will be borne by the Selling Stockholders. We will provide you with a prospectus supplement naming the Selling Stockholders, the amount of shares to be sold and any other terms of the offering of shares of our common stock being sold by the Selling Stockholders.

PLAN OF DISTRIBUTION

We or any selling stockholder may sell the securities being offered hereby from time to time in one or more of the following ways:

•	through agents;
•	to or through underwriters;
•	to or through brokers or dealers;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market marker or into an existing trading market, on an exchange or otherwise;
•	directly to purchasers, including through negotiated sales or a specific bidding, auction or other process; or
•	through a combination of any of these methods of sale.

Any selling stockholder may also sell his, her or its securities being offered hereby in accordance with Rule 144 under the Securities Act, or any other available exemption, rather than by use of this prospectus.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents, underwriters or dealers;
•	the purchase price of the securities being offered and the proceeds to be received from the sale;
•	any over-allotment options under which underwriters may purchase additional securities;
•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;
•	the public offering price; and
•	any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters, Agents and Dealers

We or any selling stockholder may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell our securities for which they have been appointed an agent on a continuing basis.

If we or any selling stockholder use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase our securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We or any selling stockholder may use underwriters with whom we or any selling stockholder have a material relationship. We will describe in an applicable prospectus supplement the name of the underwriter and the nature of any such relationship.

If a dealer is utilized in the sale of securities in respect of which this prospectus is delivered, we or any selling stockholder will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell securities as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Stabilization Activities

In connection with an offering through underwriters, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain.

Direct Sales

We or any selling security holder may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We or any selling security holder may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

LEGAL MATTERS

Unless otherwise indicated in a supplement to this prospectus, the validity of the securities will be passed upon for us by Polsinelli Shughart PC, Chicago, Illinois.

EXPERTS

The consolidated financial statements of BioScrip, Inc. appearing in BioScrip, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2012 (including the schedule appearing therein), and the effectiveness of BioScrip, Inc.’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and BioScrip, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$100,000,000

BioScrip, Inc.

Common Stock

Prospectus Supplement

Joint Book-Running Managers

Jefferies
Morgan Stanley
SunTrust Robinson Humphrey

Co-Managers

Dougherty & Company
Noble Financial Capital Markets

  , 2013